                                                      Exhibit 17(c)


                                 THE ARCH FAMILY
                                 OF MUTUAL FUNDS

                                 INVESTOR SHARES


                             GROWTH EQUITY PORTFOLIO















                       PROSPECTUS DATED ___________, 1997

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Highlights..................................................................  3
Certain Financial Information...............................................  4
Expense Summary for Investor Shares.........................................  6
Financial Highlights........................................................  8
Investment Objective, Policies and Risk
  Considerations............................................................ 10
Pricing of Shares........................................................... 20
How to Purchase and Redeem Shares........................................... 21
         Purchase of Shares................................................. 21
         Automatic Investment Program (AIP)................................. 23
         Applicable Sales Charges  -- Investor A Shares..................... 23
         Reduced Sales Charges  -- Investor A Shares........................ 25
         Applicable Sales Charges  -- Investor B Shares..................... 26
         Characteristics of Investor A Shares and
           Investor B Shares................................................ 28
         Factors to Consider When Selecting Investor A
           Shares or Investor  B Shares..................................... 29
         Exchange Privileges................................................ 30
         Redemption of Shares............................................... 33
         Redemption by Mail................................................. 33
         Redemption by Telephone............................................ 33
         Automatic Withdrawal Plan (AWP).................................... 34
         Purchase of Investor A Shares at Net Asset Value................... 35
         Other Exchange or Redemption Information........................... 35
Yields and Total Returns.................................................... 36
Dividends and Distributions................................................. 37
Taxes....................................................................... 38
Management of the Fund...................................................... 39
Other Information Concerning the Fund and its Shares........................ 46
         Miscellaneous...................................................... 47

                             THE ARCH FUND(R), INC.


                        THE ARCH GROWTH EQUITY PORTFOLIO


                     INVESTOR A SHARES AND INVESTOR B SHARES


         The ARCH Fund, Inc. (the "Fund") is an open-end management investment company that currently offers Shares in eighteen investment portfolios. This Prospectus describes the Investor A Shares and the Investor B Shares in the ARCH GROWTH EQUITY PORTFOLIO (the "Portfolio"). Investor A Shares and Investor B Shares are sold through selected broker/dealers and other financial intermediaries to individual or institutional customers. Investor A Shares are sold with a front-end sales charge. Investor B Shares are sold with a contingent deferred sales charge.

         THE ARCH GROWTH EQUITY PORTFOLIO'S investment objective is capital appreciation. The Portfolio seeks to achieve this objective by investing primarily in equity securities of companies selected on the basis of assessment of earnings and the risk and volatility of each company's business. Other factors, such as product position or market share, will also be considered.

         Mississippi Valley Advisors Inc. ("MVA" or the "Adviser"), a wholly-owned subsidiary of Mercantile Bank National Association ("Mercantile"), acts as investment adviser for the Portfolio; Mercantile serves as custodian; BISYS Fund Services Ohio, Inc. (the "Administrator") serves as administrator; and BISYS Fund Services (the "Distributor") serves as sponsor and distributor.

         This Prospectus sets forth concisely certain information about the Portfolio that prospective investors should know before investing. Investors should read this Prospectus and retain it for future reference. Additional information about the Portfolio, contained in a Statement of Additional Information dated _______________, 1997, has been filed with the Securities and Exchange Commission and is incorporated by reference in its entirety into this Prospectus. An investor may obtain the Statement of Additional Information without charge by writing the Fund at P.O. Box 78069, St. Louis, Missouri 63178 or by calling 1-800-452-ARCH (2724).

         Portfolio Shares are not bank deposits, are not federally insured or guaranteed by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency, and are not the obligations of or guaranteed or otherwise supported by any bank. An investment in the Portfolio involves investment risk, including possible loss of principal.

                          ____________________________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 _________, 1997

                                   HIGHLIGHTS


         The Fund is an open-end, management investment company (commonly known as a mutual fund) registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund offers investment opportunities in eighteen investment portfolios. This Prospectus relates to one of those Portfolios: the ARCH GROWTH EQUITY PORTFOLIO. In addition, the Fund offers investment opportunities in the ARCH Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity, Small Cap Equity Index, International Equity and Balanced Portfolios, which are described in separate Prospectuses. The Portfolio represents a separate pool of assets with a different investment objective and different policies then the Fund's other portfolios (as described below under "Investment Objective, Policies and Risk Considerations"). MVA serves as adviser, Mercantile as custodian, BISYS Fund Services Ohio, Inc. as administrator and BISYS Fund Services as sponsor and distributor. For information on expenses, fee waivers, and services, see "Certain Financial Information," "Financial Highlights" and "Management of the Fund."

         The following information generally describes the Portfolio and its investment objective. There can be no assurance that the Portfolio will be able to achieve its investment objective.

         The Portfolio is designed for investors who seek capital appreciation and who are prepared to accept the risks associated with an investment in equity securities.

         Investors should note that the Portfolio may, subject to its investment policies and limitations, invest in the securities of foreign issuers, enter into repurchase agreements and reverse repurchase agreements, make securities loans, invest in put and call options and futures and options on futures, and make limited investments in illiquid securities and securities issued by other investment companies. These investment practices involve investment risks of varying degrees. For example, the securities of a foreign issuer entail certain inherent risks, such as future political and economic developments and the adoption of foreign government restrictions, that might adversely affect the payment of dividends or principal and interest. Default by a counterparty to a repurchase agreement or securities lending transaction could expose a Portfolio to loss because of adverse market action or possible delay in disposing of the underlying collateral. Reverse repurchase agreements are subject to the risk that the market value of the securities sold by the

Portfolio will decline below the repurchase price which the Portfolio is obligated to pay. Purchasing options is a specialized investment technique which entails a substantial risk of loss of amounts paid as premiums to option writers. There is no assurance that a liquid market will exist for a particular futures contract at any particular time. The Portfolio may engage in short-term trading, which may also involve greater risk and increase the Portfolio's expenses. See "Investment Objective, Policies and Risk Considerations" below and the Statement of Additional Information under "Investment Objective and Policies."

         The Fund offers investors the opportunity to invest in a variety of professionally managed investments without having to become involved with detailed management, accounting and safekeeping procedures normally related to direct investments in securities. The Portfolio also offers the economic advantages of block trading in securities and the availability of a family of eighteen mutual funds should an investor's investment goals change.

         This Prospectus describes the Investor A Shares and the Investor B Shares of the Portfolio. Investor A Shares of the Portfolio are sold with a front-end sales charge. Investor B Shares are sold with a contingent deferred sales charge. For information on purchasing, exchanging or redeeming Investor A Shares and Investor B Shares of the Portfolio, please see "How to Purchase and Redeem Shares" below. For a discussion comparing Investor A Shares and Investor B Shares, please see "Characteristics of Investor A Shares and Investor B Shares," and "Factors to Consider When Selecting Investor A Shares or Investor B Shares" on pages __ and __, respectively.


                          CERTAIN FINANCIAL INFORMATION

         Shares of the Portfolio have been classified into four classes of Shares -- Trust Shares, Institutional Shares, Investor A Shares and Investor B Shares. Shares of each class in the Portfolio represent equal, pro rata interests in the investments held by the Portfolio and are identical in all respects, except that Shares of each class bear separate distribution and/or shareholder administrative servicing fees and certain other operating expenses, and enjoy certain exclusive voting rights on matters relating to these fees. See "Other Information Concerning the Fund and Its Shares," "Management of the Fund -- Distribution and Services Plans," and "Management of the Fund -- Custodian and Transfer Agent" below. As a result of payments for distribution and/or shareholder administrative servicing fees and certain other operating expenses that may be made in differing amounts, the net investment income of Trust Shares, Institutional

Shares, Investor A Shares and Investor B Shares in the Portfolio can be expected, at any given time, to be different.

         The Portfolio commenced operations on January 4, 1993 as the Arrow Equity Portfolio, a separate investment portfolio (the "Predecessor Portfolio") of Arrow Funds, which was organized as a Massachusetts business trust. On ________, 1997, the Predecessor Portfolio was reorganized as a new portfolio of the Fund. Prior to the reorganization, the Predecessor Portfolio offered and sold shares of beneficial interests that were similar to the Fund's Investor A Shares.

                               EXPENSE SUMMARY FOR
                        INVESTOR A AND INVESTOR B SHARES


                                               GROWTH EQUITY
                                                 PORTFOLIO
                                         -------------------------
                                         INVESTOR A     INVESTOR B
                                         ----------     ----------
SHAREHOLDER TRANSACTION EXPENSES
Front-End Sales Load Imposed on
  Purchases (as a percentage of
  offering price) ................         4.5%(1)        NONE

Deferred Sales Charge
  (as a percentage of offering
  price) .........................        NONE             5.0%(2)

ANNUAL PORTFOLIO OPERATING
  EXPENSES
  (as a percentage of average
  net assets)
Investment Advisory Fees (net
  of fee waivers) ................         .75%            .75%

12b-1 Fees, including distribution
  and service fees ...............         .30%           1.00%

Other Expenses (including
  administration fees
  and other expenses)
  (net of fee waivers and
  expense reimbursements)(3),(4) .         .25%            .25%
                                          ----            ----

Total Portfolio Operating
  Expenses (net of fee waivers
  and expense reimbursements)(5) .        1.30%           2.00%
                                          ====            ====


----------
1 Reduced sales charge may be available. See "How to Purchase and Redeem Shares -- Reduced Sales Charges -- Investor A Shares."

2 This amount applies to redemptions during the first year. The deferred sales charge decreases to 4.0%, 3.0%, 3.0%, 2.0% and 1.0% for redemptions made during the second through sixth years, respectively. No deferred sales charge is charged after the sixth year. See "How to Purchase and Redeem Shares -- Applicable Sales Charge -- Investor B Shares."

3        Without fee waivers, administration fees would be .20%.


4 Without fee waivers and/or expense reimbursements, Other Expenses and Total Portfolio Operating Expenses would be .35% and 1.40%, respectively, for Investor A Shares and .35% and 2.10%, respectively, for Investor B Shares.

EXAMPLE
                                              1 YEAR  3 YEARS  5 YEARS  10 YEARS
                                              ------  -------  -------  --------
You would pay the following
  expenses on a $1,000 investment,
  assuming (1) a 5% annual return
  and (2) redemption at the end of
  each period:

   Growth Equity Portfolio
   Investor A Shares(1)                        $ 58    $ 84
   Investor B Shares
     Assuming complete redemption
     at end of period(2)                       $ 70    $ 93
     Assuming no redemption                    $ 20    $ 63


----------
1 Assumes deduction at time of purchase of maximum applicable front-end sales charge.

2 Assumes deduction of maximum applicable contingent deferred sales charge.



         THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR RATES OF RETURN. ACTUAL EXPENSES AND RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN. Information about the actual performance of the Predecessor Portfolio is contained in the Arrow Funds' Annual and Semi-Annual Reports dated September 30, 1996 and March 31, 1997, respectively, which may be obtained without charge by contacting the Fund at the address or telephone number provided on page 1 of this Prospectus.

         The purpose of the foregoing table is to assist in understanding the various costs and expenses that an investor in the Portfolio's Investor A Shares or Investor B Shares will bear directly or indirectly. The information contained in the table reflects the expenses the Portfolio expects to incur during the next twelve months on its Investor A and Investor B Shares. For more complete descriptions of the various costs and expenses, see "Management of the Fund" in this Prospectus and the Statement of Additional Information. The table and example have not been audited by the Fund's independent auditors and do not reflect any charges that may be imposed by financial institutions on their customers.

         Because of the payments for distribution services (12b-1 fees) under the Distribution and Services Plans as shown in the above table, long-term shareholders of Investor A Shares and Investor B Shares of the Portfolio may pay more than the economic equivalent of the maximum front-end sales load permitted by the National Association of Securities Dealers, Inc.


                              FINANCIAL HIGHLIGHTS

         The "Financial Highlights" in the following table supplements the Predecessor Portfolio's financial statements, which are contained in the Arrow Funds' Annual and Semi-Annual Reports dated September 30, 1996 and March 31, 1997, respectively, and incorporated by reference into the Statement of Additional Information, and sets forth certain historical results for shares of beneficial interest of the Predecessor Portfolio which were similar to Investor A Shares of the Fund. The financial statements and the data reported in the Financial Highlights for the fiscal years ended September 30, 1996, 1995 and 1994 and for the fiscal period ended October 31, 1993 were audited by KPMG Peat Marwick LLP, independent accountants for the Predecessor Portfolio, whose report thereon is incorporated by reference into the Statement of Additional Information. The financial statements and the data reported in the Financial Highlights for the six-month period ended March 31, 1997 is unaudited.

         Further information about the performance of the Predecessor Portfolio is contained in the Arrow Funds' Annual and Semi-Annual Reports dated September 30, 1996 and March 31, 1997, respectively, which may be obtained without charge by contacting the Funds at the address or telephone number on page 1 of this Prospectus.

                         PREDECESSOR GROWTH EQUITY FUND
                  (FOR A SHARE OUTSTANDING THROUGH EACH PERIOD)


                                             Six Months                           Year Ended September 30,
                                               Ended          -----------------------------------------------------------------
                                          March  31, 1997         1996               1995             1994            1993(a)
                                          ---------------     ------------       ------------     ------------     ------------
                                            (unaudited)
Net asset value, beginning
  of period                                $      15.06       $      13.80       $       9.74     $      10.02     $      10.00
Income from investment operations
   Net investment income                           0.06               0.12               0.10             0.07             0.04
   Net realized and unrealized
     gain (loss) on investments                    1.14               1.32               4.05            (0.25)            0.02
                                           ------------       ------------       ------------     ------------     ------------
   Total from investment operations                1.20               1.44               4.15            (0.18)            0.06
                                           ------------       ------------       ------------     ------------     ------------
Less distributions
   Distributions from net
     investment income                            (0.05)             (0.11)             (0.09)           (0.07)           (0.04)
   Distributions from net
     realized gain on
     investments                                  (1.05)             (0.07)                --            (0.03)              --
                                           ------------       ------------       ------------     ------------     ------------
   Total distributions                            (1.10)             (0.18)             (0.09)           (0.10)           (0.04)
                                                                                                                   ------------
Net asset value, end of period             $      15.16       $      15.06       $      13.80     $       9.74     $      10.02
                                           ============       ============       ============     ============     ============

Total return(b)                                    7.98%             10.48%             42.90%           (1.84%)           0.60%

Ratios to average net assets
   Expenses                                        1.14%*             1.17%              1.28%            1.36%            1.32%*
   Net investment income                           0.50%*             0.86%              0.90%            0.74%            0.62%*
   Expense waiver/reimbursement(c)                 0.25%*             0.28%              0.30%            0.28%            0.30%*

Supplemental data
   Net assets, end of period
     (000 omitted)                         $     58,555       $     55,573       $     43,708     $     30,282     $     31,159
   Average commission rate paid(d)         $     0.0905       $     0.0757                 --               --               --
   Portfolio turnover                                25%                45%                45%             127%              54%


----------
  *   Computed on an annualized basis.

(a) Reflects operations for the period from January 4, 1993 (date of initial public investment) to September 30, 1993.

(b) Based on net asset value, which does not reflect the sales charge or contingent deferred sales charge, if applicable.

(c) This voluntary expense decrease is reflected in both the expense and net investment income ratios shown above.

(d) Represents total commissions paid on portfolio securities divided by total portfolio shares purchased or sold on which commissions were charged. This disclosure is required for fiscal years beginning on or after September 1, 1995.

             INVESTMENT OBJECTIVE, POLICIES AND RISK CONSIDERATIONS

         Although management will use its best efforts to achieve the investment objective of the Portfolio, there can be no assurance that it will be able to do so. The investment objective of the Portfolio may not be changed without the affirmative vote of a majority of the outstanding Shares of the Portfolio. Unless otherwise indicated, the investment policies and limitations set forth below may be changed without shareholder approval, although shareholders will be notified before any material change in these policies and limitations becomes effective.

         The Portfolio's investment objective is capital appreciation. The Portfolio seeks to achieve this objective by investing primarily in equity securities of companies selected on the basis of assessment of earnings and the risk and volatility of each company's business. Other factors, such as product position or market share, will also be considered by the Adviser.

         The Portfolio invests primarily in equity securities of companies selected by the Adviser on the basis of traditional research techniques. The equity securities in which the Portfolio invests are primarily those of middle to large capitalization issuers whose shares are listed on the New York and American Stock Exchanges. Company earnings are the primary consideration in selecting portfolio securities. The Portfolio may invest in preferred stocks, convertible securities, corporate bonds, debentures, notes, warrants, and put and call options on stocks, although normally it will invest at least 65% of its assets in common stocks. The lowest rated debt obligation in which the Portfolio will invest will be rated Baa or better by Moody's Investors Service, Inc. ("Moody's") or BBB or better by Standard & Poor's Ratings Group ("S&P") or Fitch Investors Service, Inc. ("Fitch"). Securities rated Baa or BBB have speculative characteristics. Changes in economic conditions or other circumstances are more likely to lead to weakened capacity to make principal and interest payments than higher rated securities. Downgrades will be evaluated on a case by case basis by the Adviser. The Adviser will determine whether or not the security continues to be an acceptable investment. If not, the security will be sold. The applicable ratings categories are described in Appendix A to the Statement of Additional Information.

         The Portfolio may invest in the securities of foreign issuers which are freely traded on United States securities exchanges or in the over-the-counter market in the form of depository receipts. Securities of a foreign issuer may present greater risks in the form of nationalization, confiscation, domestic marketability, or other national or international restrictions. As a matter of practice, the Portfolio will not invest in the securities of a foreign issuer if any such risk appears to the Adviser to be substantial. The Portfolio may not invest more than 5% of its total assets in securities of foreign issuers. For additional information on the risks of foreign securities, see "Risk Factors" below.

         In such proportions as, in the judgment of the Adviser, prevailing market conditions warrant, the Portfolio may, for temporary defensive purposes, invest in short-term money market instruments, securities issued and/or guaranteed as to payment of principal and interest by the U.S. Government, its agencies or instrumentalities, and repurchase agreements.

         RISK FACTORS

         MARKET RISK. The Portfolio invests primarily in equity securities. As with other mutual funds that invest primarily in equity securities, the Portfolio is subject to market risks. That is, the possibility exists that common stocks will decline over short or even extended periods of time and both the U.S. and certain foreign equity markets tend to be cyclical, experiencing both periods when stock prices generally increase and periods when stock prices generally decrease.

         INTEREST RATE RISK. Generally, the market value of fixed income securities held by the Portfolio can be expected to vary inversely to changes in prevailing interest rates. During periods of declining interest rates, the market value of investment portfolios comprised primarily of fixed income securities will tend to increase, and during periods of rising interest rates, the market value will tend to decrease. Fixed income securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also offset the value of these investments. Fluctuations in the market value of fixed income securities subsequent to their acquisition will not offset cash income from such securities but will be reflected in the Portfolio's net asset value.

         RISKS ASSOCIATED WITH FOREIGN SECURITIES. Investments in securities of foreign issuers, whether made directly or indirectly, carry certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries.

         There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to or as uniform as those of U.S.-based companies. Foreign securities markets, while growing in volume, have, for the most part, substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable U.S.-based companies. There is generally less government supervision and regulation of foreign exchanges, brokers and issuers than there is in the United States. In the event of a default by the issuer of a foreign security, it may be more difficult to obtain or enforce a judgment against such issuer than it would be against a domestic issuer. In addition, foreign banks and savings and loan associations and foreign branches of U.S. banks and savings and loan associations are subject to less stringent reserve requirements and to different accounting, auditing, reporting, and recordkeeping standards than those applicable to domestic branches of U.S. banks and savings and loan associations.

OTHER APPLICABLE POLICIES

         Investment methods described in this Prospectus are among those which the Portfolio has the power to utilize. Some may be employed on a regular basis; others may not be used at all. Accordingly, reference to any particular method, or technique carries no implication that it will be utilized or, if it is, that it be will successful.

         U.S. GOVERNMENT SECURITIES. Securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities have historically involved little risk of loss of principal if held to maturity. However, due to fluctuations in interest rates, the market value of such securities may vary during the period a shareholder owns Shares of the Portfolio. The U.S. Government securities in which the Portfolio invests are either guaranteed or issued by the U.S. Government, its agencies, or instrumentalities. These securities include, but are not limited to, direct obligations of the U.S. Treasury such as U.S. Treasury bills, notes and bonds; notes, bonds, and discount notes issued or guaranteed by U.S. Government agencies and instrumentalities, supported by the full faith and credit of the United States; notes, bonds, and discount notes of U.S. Government agencies or instrumentalities which receive or have access to federal funding; and notes, bonds, and discount notes of other U.S. Government instrumentalities supported only by the credit of the instrumentalities.

         Some obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government are backed by the full faith and credit of the U.S. Treasury. No assurances can be given that the U.S. Government will provide financial support to other agencies or instrumentalities, since it is not obligated to do so. These instrumentalities are supported by the issuer's right to borrow an amount limited to a specific line of credit from the U.S. Treasury; the discretionary authority of the U.S. Government to purchase certain obligations of an agency or instrumentality; or the credit of the agency or instrumentality.

         MONEY MARKET INSTRUMENTS. Under certain circumstances described above, the Portfolio may purchase "money market instruments," including commercial paper and bank obligations.

         Investment by the Portfolio in commercial paper will consist of issues that are rated at the time of purchase in highest rating category assigned by S&P, Moody's or Fitch or, if unrated, deemed to be of comparable quality by the Adviser at the time of purchase. Commercial paper may include variable and floating rate instruments. See "Other Applicable Policies -- Variable and Floating Rate Instruments" below.

         Bank obligations include bankers' acceptances, negotiable certificates of deposit and non-negotiable time deposits of U.S. or foreign banks and savings and loan associations (collectively, "banks"), if the bank has capital, surplus and undivided profits at the time of purchase in excess of $100,000,000 or if the principal amount of the obligation is insured in full by the Bank Insurance Fund or the Savings Association Insurance Fund, both of which are administered by the Federal Deposit Insurance Corporation. Although the Portfolio may invest in obligations of foreign banks or foreign branches of U.S. banks only when the Adviser determines that the instrument presents minimal credit risks, such investments nevertheless entail risks that are different from those of investments in domestic obligations of U.S. banks. Foreign banks and foreign branches of U.S. banks are subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping standards than those applicable to domestic branches of U.S. banks. Investments in the obligations of foreign banks or foreign branches of U.S. banks will not exceed 25% of the Portfolio's total assets at the time of purchase.

         VARIABLE AND FLOATING RATE INSTRUMENTS. The Portfolio may purchase rated or unrated variable and floating rate instruments. These instruments may include variable rate master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. Unrated instruments purchased by the Portfolio will be determined by the Adviser to be of comparable quality at the time of purchase to rated instruments that may be purchased. The absence of an active secondary market for a particular variable or floating rate instrument, however, could make it difficult for the Portfolio to dispose of an instrument if the issuer were to default on its payment obligation. The Portfolio could, for these or other reasons, suffer a loss with respect to such instruments.

         REPURCHASE AGREEMENTS. Under certain circumstances described above and subject to its investment objective and policies, the Portfolio may agree to purchase U.S. Government securities or other securities from financial institutions such as banks and broker-dealers, subject to the seller's agreement to repurchase them at a mutually agreed-upon date and price ("repurchase agreements"). The Portfolio will enter into repurchase agreements only with financial institutions such as banks and broker-dealers that the Adviser believes to be creditworthy. During the term of any repurchase agreement, the Adviser will continue to monitor the creditworthiness of the seller and will require the seller to maintain the value of the securities subject to the agreement at not less than 102% of the repurchase price (including accrued interest). Default by a seller could expose the Portfolio to possible loss because of adverse market action or possible delay in disposing of the underlying obligations. Because of the seller's repurchase obligations, the securities subject to repurchase agreements do not have maturity limitations. Although the Portfolio presently does not intend to enter into repurchase agreements providing for settlement in more than seven days, the Portfolio has the authority to do so subject to its limitation on the purchase of illiquid securities described below. Repurchase agreements are considered to be loans under the 1940 Act.

         REVERSE REPURCHASE AGREEMENTS. Subject to its investment policies and limitations, the Portfolio may borrow funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, the Portfolio would sell portfolio securities to financial institutions such as banks and broker-dealers and agree to repurchase them at an agreed upon date and price. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price which the Portfolio is obligated to pay. Reverse repurchase agreements are considered to be borrowings by the Portfolio under the 1940 Act.

         SECURITIES LENDING. To increase return or offset expenses, the Portfolio may, from time to time, lend portfolio securities on a short-term basis or a long-term basis, or both, to broker-dealers, banks or institutional borrowers pursuant to agreements requiring that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. Collateral for such loans may include cash or marketable securities. The collateral must be valued daily and, should the market value of the loaned securities increase, the borrower must furnish additional collateral to the lending Portfolio. By lending its securities, the Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term instruments or obtaining yield in the form of interest paid by the borrower when marketable securities are used as collateral. In accordance with current Securities and Exchange Commission ("SEC") policies, the Portfolio is currently limiting its securities lending to one-third of its total assets. Loans are subject to termination by the Portfolio or the borrower at any time.

         PUT AND CALL OPTIONS. The Portfolio may purchase put options on portfolio securities. These options will be used as a hedge to attempt to protect securities which the Portfolio holds against decreases in value. The Portfolio may also write covered call options on all or any portion of its portfolio to generate income. The Portfolio may only write call options on securities either held in its portfolio, or which it has the right to obtain without payment of further consideration, or for which it has segregated cash or liquid securities in the amount of any additional consideration.

         The Portfolio may purchase and write over-the-counter options on portfolio securities in negotiated transactions with the buyers or writers of the options when options on the portfolio securities held by the Portfolio are not traded on an exchange. The Portfolio purchases and writes options only with investment dealers and other financial institutions (such as commercial banks or savings associations) deemed creditworthy by the Adviser.

         Over-the-counter options are two-party contracts with price and terms negotiated between buyer and seller. In contrast, exchange-traded options are third party contracts with standardized strike prices and expiration dates and are purchased from a clearing corporation. Exchange-traded options have a continuous liquid market while over-the-counter options may not. The Portfolio will not buy call options or write put options, other than to close out open option positions, without further notification to shareholders.

         When the Portfolio writes a call option, it risks not participating in any rise in the value of the underlying security. In addition, when the Portfolio purchases puts on financial futures contracts to protect against declines in prices of portfolio securities, there is a risk that the prices of the securities subject to the futures contracts may not correlate perfectly with the prices of the securities in its portfolio. This may cause the futures contract and its corresponding put to react differently than the portfolio securities to market changes. In addition, the Adviser could be incorrect in its expectations about the direction or extent of market factors such as interest rate movements. In such an event, the Portfolio may lose the purchase price of the put option. Finally, it is not certain that a secondary market for options will exist at all times. Although the Adviser will consider liquidity before entering into option transactions, there is no assurance that a liquid secondary market on an exchange will exist for any particular option or at any particular time. The Portfolio's ability to establish and close out option positions depends on this secondary market.

         FUTURES AND OPTIONS ON FUTURES. The Portfolio may purchase and sell futures contracts to hedge against the effects of changes in the value of portfolio securities due to anticipated changes in interest rates and market conditions. Futures contracts call for the delivery of particular debt instruments at a certain time in the future. The seller of the contract agrees to make delivery of the type of instrument called for in the contract and the buyer agrees to take delivery of the instrument at the specified future time.

         Stock index futures contracts are based on indices that reflect the market value of common stock of the firms included in the indices. An index futures contract is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the differences between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written.

         The Portfolio may also write options and purchase put options on futures contracts as a hedge to attempt to protect its portfolio securities against decreases in value. When the Portfolio writes a call option on a futures contract, it is undertaking the obligation of selling a futures contract at a fixed price at any time during a specified period if the option is exercised. Conversely, as purchaser of a put option on a futures contract, the Portfolio is entitled (but not obligated) to sell a futures contract at the fixed price during the life of the option.

         The Portfolio may also write put options and purchase call options on futures contracts as a hedge against rising purchase prices of portfolio securities. The Portfolio will use these transactions to attempt to protect its ability to purchase portfolio securities in the future at price levels existing at the time it enters into the transactions. When the Portfolio writes a put option on a futures contract, it is undertaking to buy a particular futures contract at a fixed price at any time during a specified period if the option is exercised. As a purchaser of a call option on a futures contract, the Portfolio is entitled (but not obligated) to purchase a futures contract at a fixed price at any time during the life of the option.

         The Portfolio may not purchase or sell futures contracts or related options if immediately thereafter the sum of the amount of margin deposits on the Portfolio's existing futures positions and premiums paid for related options would exceed 5% of the market value of its total assets. When the Portfolio purchases futures contracts, an amount of cash and liquid securities, equal to the underlying commodity value of the futures contracts (less any related margin deposits), will be deposited in a segregated account with the custodian (or the broker, if legally permitted) to collateralize the position and thereby insure that the use of such futures contracts are unleveraged. When the Portfolio sells futures contracts, it will either own or have the right to receive the underlying future or security, or will make deposits to collateralize the position as discussed above.

         When the Portfolio uses futures and options on futures as hedging devices, there is a risk that the prices of the securities subject to the futures contracts may not correlate perfectly with the prices of the securities in its portfolio. This may cause the futures contract and any related options to react differently than the portfolio securities to market changes. In addition, the Adviser could be incorrect in its expectations about the direction or extent of market factors such as stock price movements. In these events, the Portfolio may lose money on the futures contract or option.

         It is not certain that a secondary market for positions in futures contracts or for options will exist at all times. Although the Adviser will consider liquidity before entering into these transactions, there is no assurance that a liquid secondary market on an exchange or otherwise will exist for any particular futures contract or option at any particular time. The Portfolio's ability to establish and close out futures and options positions depends on this secondary market.

         SECURITIES OF OTHER INVESTMENT COMPANIES. The Portfolio may invest in securities issued by other investment companies within the limits prescribed by the 1940 Act, which include, subject to certain exceptions, a prohibition on the Portfolio investing more than 10% of the value of its total assets in such securities. Investment companies in which the Portfolio may invest may impose distribution fees as well as other types of commissions or charges. Such charges will be payable by the Portfolio and, therefore, will be borne indirectly by its shareholders. The Portfolio will invest in securities issued by other investment companies primarily for the purpose of investing short-term cash which has not yet been invested in other portfolio securities. See the Statement of Additional Information under "Investment Objective and Policies -- Securities of Other Investment Companies."

         WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS. The Portfolio may purchase securities on a when-issued or delayed delivery basis. These transactions are arrangements in which the Portfolio purchases securities with payment and delivery scheduled for a future time. The seller's failure to complete these transactions may cause the Portfolio to miss a price or yield considered to be advantageous. Settlement dates may be a month or more after entering into these transactions, and the market value of the securities purchased may vary from the purchase prices.

         The Portfolio may dispose of a commitment prior to settlement if the Adviser deems it appropriate to do so. In addition, the Portfolio may enter into transactions to sell its purchase commitments to third parties at current market values and simultaneously acquire other commitments to purchase similar securities at later dates. The Portfolio may realize short-term profits or losses upon the sale of such commitments.

         RESTRICTED AND ILLIQUID SECURITIES. The Portfolio may invest in restricted securities. Restricted securities are any securities in which the Portfolio may invest pursuant to its investment objective and policies but which are subject to restriction on resale under federal securities law. The Portfolio will limit investments in illiquid securities (including certain restricted securities not determined by the Fund's Board of Directors to be liquid, non-negotiable time deposits, over-the-counter options, and repurchase agreements providing for settlement in more than seven days after notice) to no more than 15% of its net assets.

         The Portfolio may invest in commercial paper issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended. Section 4(2) commercial paper is restricted as to disposition under federal securities law, and is generally sold to institutional investors, such as the Portfolio, who agree that they are purchasing the paper for investment purposes and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) commercial paper is normally resold to other institutional investors through or with the assistance of the issuer or investment dealers who make a market in Section 4(2) commercial paper, thus providing liquidity. The Portfolio believes that Section 4(2) commercial paper and certain other restricted securities, which meet the criteria for liquidity established by the Fund's Board of Directors, are quite liquid. Therefore, the Portfolio intends to treat these securities as liquid and not subject to the investment limitation applicable to illiquid securities. In addition, because these securities are liquid, the Portfolio will not subject such securities to the limitation otherwise applicable to restricted securities.

         PORTFOLIO TRANSACTIONS. All orders for transactions in securities or options on behalf of the Portfolio are placed by the Adviser with broker-dealers that it selects. To the extent permitted by the 1940 Act and guidelines adopted by the Fund's Board of Directors, the Portfolio may utilize the Distributor or one or more of its affiliates as a broker in connection with the purchase or sale of securities when the Adviser believes the charge for the transaction does not exceed the usual and customary broker's commission.


                             INVESTMENT LIMITATIONS

         The investment limitations set forth below are fundamental policies and may be changed only by a vote of a majority of the outstanding Shares of the Portfolio. Other investment limitations that also cannot be changed without a vote of shareholders are contained in the Statement of Additional Information under "Investment Objective and Policies."

         1. With respect to 75% of the value of its total assets, the Portfolio will not purchase securities issued by any one issuer (other than cash, cash items or securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements collateralized by such securities), if as a result more than 5% of the value of its total assets would be invested in the securities of that issuer. The Portfolio will not acquire more than 10% of the outstanding voting securities of any one issuer.

         2. The Portfolio will not invest 25% or more of the value of its total assets in any one industry, provided, however, that the Portfolio may invest more than 25% of the value of its total assets in cash or certain money market instruments (including instruments issued by a U.S. branch of a domestic bank or savings and loan association having capital, surplus and undivided profits in excess of $100,000,000 at the time of investment), securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements collateralized by such securities.

         3. The Portfolio will not issue senior securities, except that the Portfolio may borrow money directly or indirectly through reverse repurchase agreements in amounts up to one-third the value of its total assets, including the amount borrowed, and except to the extent that the Portfolio may enter into futures contracts. The Portfolio will not borrow money or engage in reverse repurchase agreements for investment leverage, but rather as a temporary, extraordinary, or emergency measure to facilitate management of its portfolio by enabling the Portfolio to, for example, meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous. The Portfolio will not purchase any securities while any borrowings in excess of 5% of its total assets are outstanding.

         4. The Portfolio will not lend any of its assets except portfolio securities in an amount up to one-third the value of its total assets. The Portfolio shall not be prevented from purchasing or holding U.S. Government obligations, money market instruments, variable rate demand notes, bonds, debentures, notes, certificates of indebtedness or other debt securities, entering into repurchase agreements or engaging in other transactions where permitted by the Portfolio's investment objective, policies and limitations.

         Except with respect to the Portfolio's policy regarding the borrowing of money, if a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting solely from a change in the value of the Portfolio's securities will not constitute a violation of such limitation.


                                PRICING OF SHARES

         The Portfolio's net asset value per Share is determined by the Administrator as of the close of regular trading hours on the New York Stock Exchange (the "Exchange") (currently 4:00 p.m. Eastern time) on each weekday with the exception of those holidays on which the Exchange or the Federal Reserve Bank of St. Louis are closed (a "Business Day"). Currently one or both of these institutions are closed on the customary national business holidays of New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day (observed), Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day and Christmas Day (observed).

         Securities which are traded on a recognized stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on the national securities market. Securities traded on only over-the-counter markets are valued on the basis of market values when available. Securities for which there are no transactions are valued at the average of the current bid and asked prices. Other securities, including restricted and other securities for which market quotations are not readily available, and other assets are valued at fair value by the Adviser under the supervision of the Board of Directors. Investments in debt securities with remaining maturities of 60 days or less may be valued based upon the amortized cost method. For further information about valuation of investments, see "Net Asset Value" in the Statement of Additional Information.

         The public offering price for each class of Shares is based upon net asset value per Share plus, in the case of Investor A Shares, a front-end sales charge. A class will calculate its net asset value per Share by adding the value of the Portfolio's investments, cash and other assets attributable to the class, subtracting the Portfolio's liabilities attributable to that class, and then dividing the result by the total number of Shares in the class that are outstanding. Because the operating expenses of Investor B Shares are higher than those associated with the other classes of shares, the net asset value per Share of Investor B Shares of the Portfolio will generally be lower than the net asset value per Share of Trust, Institutional or Investor A Shares of the Portfolio.


                        HOW TO PURCHASE AND REDEEM SHARES

PURCHASE OF SHARES

         Investor A Shares of the Portfolio are sold subject to a front-end sales charge. Investor B Shares of the Portfolio are sold subject to a back-end sales charge. This back-end sales charge declines over time and is known as a "contingent deferred sales charge." Before choosing between Investor A Shares or Investor B Shares of the Portfolio, investors should read "Characteristics of Investor A Shares and Investor B Shares" and "Factors to Consider When Selecting Investor A Shares or Investor B Shares" below.

         Investor A Shares and Investor B Shares are sold through broker-dealers or other organizations acting on behalf of their customers. Generally, investors purchase Investor A Shares or Investor B Shares through a broker-dealer organization which has a sales agreement with the Distributor or through an organization which has entered into a servicing agreement with the Fund with respect to Investor A Shares and/or Investor B Shares. The organization is responsible for transmitting purchase orders directly to the Fund. Investors purchasing Shares of the Portfolio must specify at the time of investment whether they are purchasing Investor A Shares or Investor B Shares.

         The minimum initial investment in the Portfolio is $1,000 and the minimum for each subsequent investment is $100, except for investments made through (a) the Automatic Investment Program, in which case the initial minimum and subsequent minimum investments are $50, (b) a sweep program available through an investor's financial institution, in which case there are no minimum investments, (c) a payroll deduction program, in which case there is no minimum initial investment and minimum subsequent investments are $25 per month, or (d) a wrap fee program, in which case there are no minimum investments. The minimum initial investment to participate in the Automatic

Exchange Program is $5,000. See "How to Purchase and Redeem Shares -- Exchange Privileges -- Automatic Exchange Program" below for additional requirements.

         Purchases may be effected on Business Days when the Adviser, Distributor and Mercantile (the Custodian) are open for business. The Fund reserves the right to reject any purchase order, including purchases made with foreign and third party drafts or checks. All orders for new IRAs or other retirement plan accounts placed through BISYS Fund Services Ohio, Inc. (the "Transfer Agent") must be accompanied by an account application. Account applications may be obtained from your investment representative or the Fund at 1-800-452-ARCH (2724).

         Organizations placing orders directly or on behalf of their customers should contact the Fund at 1-800-452-ARCH (2724). Investors may also call the Fund for information on how to purchase Shares.

         EFFECTIVE TIME OF PURCHASE. If purchase orders are received in good form and accepted by the Fund prior to 4:00 p.m. (Eastern time) on any Business Day, Shares will be priced according to the net asset value per Share next determined on that day after receipt of the order. Immediately available funds must be received by the Custodian prior to 4:00 p.m. within three Business Days following the receipt of such order. If funds are not received by such date, the order will be cancelled, and notice thereof will be given to the person or organization placing the order.

         In the case of an order for the purchase of Shares placed through a broker-dealer, it is the responsibility of the broker-dealer to promptly transmit the order to the Distributor. If the broker-dealer fails to do so, the investor's right to that day's closing price must be settled between the investor and the broker-dealer. Payment for orders which are not received or accepted will be returned after prompt inquiry to the transmitting organization.

         PURCHASES BY MAIL. To purchase Shares of the Portfolio by mail, complete an account application and send it to the Fund along with a check (or other negotiable bank draft or money order) in at least the minimum initial purchase amount, made payable to the Portfolio. Investors purchasing Shares by mail must indicate whether they wish to buy Investor A Shares or Investor B Shares. Subsequent purchases of Shares of the Portfolio may be made at any time in at least the minimum subsequent purchase amount by mailing a check payable to the Portfolio.

         All shareholders of record will receive confirmations of Share purchases, exchanges, and redemptions in the mail. If

Shares are held in the name of an organization, such organization is responsible for transmitting purchase, exchange and redemption orders to the Fund on a timely basis, recording all purchase, exchange and redemption transactions, and providing regular account statements which confirm such transactions to beneficial owners (or arranging for such services).

AUTOMATIC INVESTMENT PROGRAM (AIP)

         Shareholders may open an account or add to their investment on a monthly basis in a minimum amount of $50, on the 20th day (or the next Business Day after the 20th) of each month. Under the AIP, funds may be automatically withdrawn from the shareholder's checking account (as long as the shareholder's bank is a member of the Automated Clearing House). Such funds are invested in Investor A or Investor B Shares, as appropriate, at the net asset value plus any applicable front-end sales charge next determined on the day an order is effected by the Transfer Agent. An investor may apply for participation in the AIP through the organization servicing his or her Fund account and by completing the supplementary AIP authorization form. The AIP may be modified or terminated by a shareholder on 30 days' written notice to his or her investment representative or to the Fund, or by the Fund at any time.

         The AIP is one means by which investors may use "Dollar Cost Averaging" in making investments. Dollar Cost Averaging can be useful in investing in portfolios such as the Portfolio whose price per Share fluctuates. Instead of trying to time market performance, a fixed dollar amount is invested in Portfolio Shares at predetermined intervals. This may help investors to reduce their average cost per Share because the agreed upon fixed investment amount allows more Shares to be purchased during periods of lower Share prices and fewer Shares during periods of higher prices. In order to be effective, Dollar Cost Averaging should usually be followed on a sustained, consistent basis. Investors should be aware, however, that Shares bought using Dollar Cost Averaging are made without regard to their price on the day of investment or to market trends. In addition, while investors may find Dollar Cost Averaging to be beneficial, it will not prevent a loss if an investor ultimately redeems his or her Shares at a price which is lower than their purchase price.

APPLICABLE SALES CHARGES - INVESTOR A SHARES

         The public offering price for Investor A Shares of the Portfolio is the sum of the net asset value of the Shares being purchased plus any applicable sales charge. No sales charge is assessed on the reinvestment of dividends and capital gain distributions. The sales charge is assessed as follows:

                                             AS A %      AS A %       DEALERS'
                                              OF          OF        REALLOWANCE
                                           OFFERING    NET ASSET     AS A % OF
                                             PRICE       VALUE       OFFERING
AMOUNT OF TRANSACTION                      PER SHARE   PER SHARE       PRICE
---------------------                      ---------   ---------    -----------
Less than $50,000........................    4.50%       4.71%         4.00%
$50,000 but less than $100,000...........    3.50        3.63          3.00
$100,000 but less than $250,000..........    2.50        2.56          2.00
$250,000 but less than $500,000..........    1.50        1.52          1.00
$500,000 but less than $1,000,000........    1.00        1.01           .50
$1,000,000 and over......................     .50         .50           .40

The Distributor will pay the appropriate Dealers' Reallowance to broker-dealer organizations which have entered into an agreement with the Distributor. The Dealers' Reallowance may be changed from time to time. Upon notice to the Fund's shareholders, the Distributor, at its sole discretion, may reallow up to the full applicable sales charge as shown on the above schedule during periods specified in such notice. Dealers who receive 90% or more of a sales load may be deemed to be "underwriters" under the Securities Act of 1933, as amended.

         No sales charge is assessed on purchases of Investor A Shares of the Portfolio by: (a) directors and officers of the Fund and the immediate family members of such individuals; (b) directors, current and retired employees and participants in employee benefit/retirement plans (future and current annuitants) of Mercantile Bancorporation Inc. or any of its affiliates or the Distributor or its affiliates and the immediate family members of such individuals; (c) brokers, dealers, and agents who have a sales agreement with the Distributor, and their employees (and the immediate family members of such individuals); (d) customers who purchase pursuant to a wrap fee program offered by any broker-dealer or other financial institution or financial planning organization; (e) individuals who purchase Investor A Shares with the proceeds of Trust Shares or Institutional Shares redeemed in connection with a rollover of benefits paid by a qualified retirement or employee benefit plan or distribution on behalf of any other qualified account administered by Mercantile or its affiliates or correspondent banks, within 60 days of receipt of such payment; (f) investors who purchase Investor A Shares through a payroll deduction program; (g) employees of any sub-adviser to the Fund; (h) former holders of Southwestern Bell Visa cards that had been issued by Mercantile Bank of Illinois, N.A. and who participated in the Automatic Investment Program (credit cards may not be used for the purchase of Fund Shares); (i) investors exchanging Trust Shares of a Portfolio received from the distribution of assets held in a qualified trust, agency or custodian account with the trust department of Mercantile or any of its affiliated or correspondent banks; or (j) other investment companies distributed by the Distributor or its affiliates. Investors who believe that they may qualify under any of the exemptions listed above should contact the Fund at 1-800-452-ARCH
(2724) prior to making a purchase.

REDUCED SALES CHARGES - INVESTOR A SHARES

         The sales charge on purchases of Investor A Shares of the Portfolio may be reduced through:

         -        rights of accumulation
         -        quantity discounts
         -        letter of intent
         -        reinvestment privilege

To qualify for a reduced sales load, an investor must so notify his or her investment representative, who in turn will notify the Distributor at the time of purchase.

         RIGHTS OF ACCUMULATION - INVESTOR A SHARES. An investor who has previously purchased Investor A Shares of the Portfolio and has paid a sales charge ("load") may be eligible for reduced sales charges when purchasing additional Investor A Shares of the Portfolio or any other portfolio of the Fund sold with a sales charge. An investor's aggregate investment in Shares of such load portfolios is the total value (based on the higher of current net asset value or the public offering price originally paid) of: (a) current purchases, and (b) Shares that are already beneficially owned by the investor on which a sales charge has already been paid. If, for example, an investor beneficially owns Investor A Shares of the Portfolio having an aggregate current value of $240,000 and subsequently purchases additional Investor A Shares of another portfolio with a maximum 4.50% sales load having a current value of $10,000, the sales charge applicable to the subsequent purchase would be reduced to 1.50% of the offering price.

         QUANTITY DISCOUNTS - INVESTOR A SHARES. As shown in the table under "Applicable Sales Charges - Investor A Shares," larger purchases reduce the sales charge paid. The Fund will combine purchases made in the Portfolio on the same day by the investor and immediate family members when calculating the applicable sales charge.

         LETTER OF INTENT - INVESTOR A SHARES. By checking the Letter of Intent box on the account application, a shareholder becomes eligible for reduced sales charges applicable to the total amount invested in Investor A Shares in the Portfolio over a 13-month period (beginning up to 90 days prior to the date indicated on the account application). The Transfer Agent will hold in escrow 5% of the amount indicated for payment of a higher sales load if a shareholder does not purchase the full amount indicated on the account application. Upon completion of the total minimum investment specified on the account application, the escrow will be released, and an adjustment will be made to reflect any reduced sales charge applicable to Shares purchased during the 90-day period prior to submission of the account application. Additionally, if total purchases within the 13-month period exceed the amount specified, an adjustment will be made to reflect further reduced sales charges applicable to such purchases. All such adjustments will be made at the conclusion of the 13-month period and in the form of additional Shares credited to the shareholder's account at the then current public offering price applicable to a single purchase of the total amount of the total purchases. If total purchases are less than the amount specified, escrowed Shares may be involuntarily redeemed to pay the additional sales charge. Checking a Letter of Intent box does not bind an investor to purchase, or the Fund to sell, the full amount indicated at the sales load in effect at the time of signing, but an investor must complete the intended purchase to obtain the reduced sales load.

         REINVESTMENT PRIVILEGE - INVESTOR A SHARES. Upon redemption of Investor A Shares on which a sales charge was paid, a shareholder has a one-time right, to be exercised within 60 days, to reinvest the redemption proceeds at the next determined net asset value without paying any additional sales charge. The shareholder must notify his or her investment representative or the Distributor in writing of the reinvestment and provide a receipt or other evidence of the redemption in order to eliminate a sales charge.

         MISCELLANEOUS - INVESTOR A SHARES. Reduced sales charges may be modified or terminated at any time and are subject to confirmation of an investor's holdings. For more information about reduced sales charges, an investor should contact his or her investment representative or the Distributor.

APPLICABLE SALES CHARGES - INVESTOR B SHARES

         Investor B Shares of the Portfolio are sold at their net asset value next determined after a purchase order is received in good form by the Fund's Distributor. Although investors pay no front-end sales charge on purchases of Investor B Shares, such Shares are subject to a deferred sales charge at the rates set forth in the chart below if they are redeemed within six years of purchase. Service Organizations will receive commissions from the Distributor in connection with sales of Investor B Shares. These commissions may be different than the reallowances or placement fees, if any, paid to dealers in connection with sales of Investor A Shares.

         The deferred sales charge on Investor B Shares is based on the lesser of the net asset value of the Shares on the redemption date or the original cost of the Shares being redeemed. As a result, no sales charge is charged on any increase in the principal value of an investor's Shares. In addition, a contingent deferred sales charge will not be assessed on Investor B Shares purchased through reinvestment of dividends or capital gains distributions.

     The amount of any contingent deferred sales charge an investor must pay on Investor B Shares depends on the number of years that elapse between the purchase date and the date such Investor B Shares are redeemed. Solely for purposes of determining the number of years from the time of payment for an investor's Share purchase, all payments during a month will be aggregated and deemed to have been made on the first day of the month.

                                                                   CONTINGENT DEFERRED
                                                                   SALES CHARGE (AS A
  NUMBER OF YEARS                                               PERCENTAGE OF DOLLAR AMOUNT
ELAPSED SINCE PURCHASE                                             SUBJECT TO THE CHARGE)
One or less                                                                 5.0%

More than one, but less
  than two                                                                  4.0%

Two, but less than three                                                    3.0%

Three, but less than four                                                   3.0%

Four, but less than five                                                    2.0%

Five, and up to and
  including six                                                             1.0%

After six years                                                             None

     When an investor redeems his or her Investor B Shares, the redemption order is processed to minimize the amount of the contingent deferred sales charge that will be charged. Investor B Shares are redeemed first from those Investor B Shares that are not subject to the deferred sales load (i.e., Investor B Shares that were acquired through reinvestment of dividends or capital gain distributions) and after that from the Investor B Shares that have been held the longest.

     For example, assume an investor purchased 100 Investor B Shares at $10 a Share (for a total cost of $1,000), three years later the Shares have a net asset value of $12 per Share and during that time the investor acquired 10 additional Shares through dividend reinvestment. If the investor then makes one redemption of 50 Shares (resulting in proceeds of $600, 50 Shares x $12 per share), the first 10 Shares redeemed will not be subject to the contingent deferred sales charge because they were acquired through reinvestment of dividends. With respect to the remaining 40 Shares redeemed, the contingent deferred sales charge is charged at $10 per Share (because the original purchase price of $10 per Share is lower than the current net asset value of $12 per share). Therefore, only $400 of the $600 such investor received from selling his or her Shares will be subject to the contingent deferred sales charge, at a rate of 3.0% (the applicable rate in the third year after purchase). The proceeds from the contingent deferred sales charge that the investor may pay upon redemption go to the Distributor, which may use such amounts to defray the expenses associated with the distribution-related services involved in selling Investor B Shares. The contingent deferred sales charge, along with ongoing distribution fees paid with respect to Investor B Shares, enables those Shares to be purchased without the imposition of a front-end sales charge.

     EXEMPTIONS FROM THE CONTINGENT DEFERRED SALES CHARGE. The following types of redemptions qualify for an exemption from the contingent deferred sales charge: (i) exchanges described under "Exchange Privileges" below; (ii) redemptions in connection with required (or, in some cases, discretionary) distributions to participants or beneficiaries of an employee pension, profit-sharing or other trust or qualified retirement or Keogh plan, individual retirement account or custodial account maintained pursuant to Section 403(b)(7) of the Internal Revenue Code due to death, disability or the attainment of a specified age; (iii) redemptions effected pursuant to a Portfolio's right to liquidate a shareholder's account if the aggregate net asset value of Shares held in the account is less than the minimum account size; (iv) redemptions in connection with the death or disability of a shareholder; or (v) redemptions resulting from a tax-free return of an excess contribution pursuant to Section 408(d)(4) or (5) of the Internal Revenue Code.

CHARACTERISTICS OF INVESTOR A SHARES AND INVESTOR B SHARES

     The primary difference between Investor A Shares and Investor B Shares lies in their sales charge structures and distribution arrangements. An investor should understand that the purpose and function of the sales charge structures and distribution arrangements for both Investor A Shares and Investor B Shares are the same.

     Investor A Shares are sold at their net asset value plus a front-end sales charge of up to 4.50%. This front-end sales charge may be reduced or waived in some cases. See "Applicable Sales Charges - Investor A Shares." Investor A Shares are subject to ongoing distribution and service fees at an annual rate of up to 0.30% of the Portfolio's average daily net assets attributable to its Investor A Shares.

     Investor B Shares are sold at net asset value without an initial sales charge. Normally, however, a deferred sales charge is paid if the Shares are redeemed within six years of investment. See "Applicable Sales Charges - Investor B Shares."

Investor B Shares are subject to ongoing distribution and service fees at an annual rate of up to 1.00% of the Portfolio's average daily net assets attributable to its Investor B Shares. These ongoing fees, which are higher than those charged on Investor A Shares, will cause Investor B Shares to have a higher expense ratio and pay lower dividends than Investor A Shares.

     Eight years after purchase, Investor B Shares will convert automatically to Investor A Shares. The purpose of the conversion is to relieve a holder of Investor B Shares of the higher ongoing expenses charged to those Shares, after enough time has passed to allow the Distributor to recover approximately the amount it would have received if a front-end sales charge had been charged. The conversion from Investor B Shares to Investor A Shares takes place at net asset value, as a result of which an investor receives dollar-for-dollar the same value of Investor A Shares as he or she had of Investor B Shares. The conversion occurs eight years after the beginning of the calendar month in which the Shares are purchased. As a result of the conversion, the converted Shares are relieved of the distribution and service fees borne by Investor B Shares, although they are subject to the distribution and service fees borne by Investor A Shares.

     Investor B Shares acquired through a reinvestment of dividends or distributions are also converted at the earlier of two dates - eight years after the beginning of the calendar month in which the reinvestment occurred or the date of conversion of the most recently purchased Investor B Shares that were not acquired through reinvestment of dividends or distributions. For example, if an investor makes a one-time purchase of Investor B Shares of the Portfolio, and subsequently acquires additional Investor B Shares of the Portfolio only through reinvestment of dividends and/or distributions, all of such investor's Investor B Shares in the Portfolio, including those acquired through reinvestment, will convert to Investor A Shares of the Portfolio on the same date.

FACTORS TO CONSIDER WHEN SELECTING INVESTOR A SHARES OR INVESTOR B SHARES

     Before purchasing Shares of the Portfolio, investors should consider whether, during the anticipated life of their investment in the Portfolio, the accumulated distribution fees and potential contingent deferred sales charges on Investor B Shares prior to conversion would be less than the initial sales charge and accumulated distribution fees on Investor A Shares purchased at the same time, and to what extent such differential would be offset by the higher yield of Investor A Shares. In this regard, to the extent that the sales charge for Investor A Shares is waived or reduced by one of the methods described above, investments in Investor A Shares become more desirable. The Fund will refuse all purchase orders for Investor B Shares of over $100,000.

     Although Investor A Shares are subject to a distribution and service fee, they are not subject to the higher distribution and service fee applicable to Investor B Shares. For this reason, Investor A Shares can be expected to pay correspondingly higher dividends per Share. However, because initial sales charges are deducted at the time of purchase, purchasers of Investor A Shares that do not qualify for waivers of or reductions in the initial sales charge would have less of their purchase price initially invested in the Portfolio than purchasers of Investor B Shares of the Portfolio.

     As described above, purchasers of Investor B Shares will have more of their initial purchase price invested. Any positive investment return on this additional invested amount would partially or wholly offset the expected higher annual expenses borne by Investor B Shares. Because the Portfolio's future returns cannot be predicted, there can be no assurance that this will be the case. Holders of Investor B Shares would, however, own Shares that are subject to higher annual expenses and, for a six-year period, such Shares would be subject to a contingent deferred sales charge of up to 5.00% upon redemption, depending upon the year of redemption. Investors expecting to redeem during this six-year period should compare the cost of the contingent deferred sales charge plus the aggregate annual Investor B Shares' distribution and service fees to the cost of the initial sales charge and distribution and service fees on the Investor A Shares. Over time, the expense of the annual distribution and service fees on the Investor B Shares may equal or exceed the initial sales charge, if any, and annual distribution and service fees applicable to Investor A Shares. For example, if net asset value remains constant, the aggregate distribution and service fees with respect to Investor B Shares of the Portfolio would equal or exceed the initial sales charge and aggregate distribution fees of Investor A Shares of the Portfolio approximately eight years after the purchase. In order to reduce such fees of investors that hold Investor B Shares for more than eight years, Investor B Shares will be automatically converted to Investor A Shares as described above at the end of such eight-year period.

EXCHANGE PRIVILEGES

     The exchange privilege enables shareholders to exchange (i) Investor A Shares of the Portfolio for Investor A Shares of another portfolio offered by the Fund or, under certain circumstances described below, for Trust Shares or Institutional Shares of the Portfolio, and (ii) Investor B Shares of the Portfolio for Investor B Shares of another portfolio offered by the Fund. The exchange privilege may be exercised only in those states where the class of shares of such other portfolios may be legally sold.

     EXCHANGES - INVESTOR A SHARES. Shareholders who have purchased Investor A Shares of the Portfolio and who have paid any applicable sales charge ("load") (including Shares acquired through reinvestment of dividends or distributions on such Shares) may exchange those Shares for Investor A Shares of another portfolio offered by the Fund without paying an additional sales load.

     In addition, shareholders who have a qualified trust, agency or custodian account with the trust department of Mercantile or any of its affiliated or correspondent banks, and whose Shares are to be held in that account, may also exchange Investor A Shares of the Portfolio for Trust Shares or Institutional Shares in the Portfolio.

     EXCHANGES - INVESTOR B SHARES. Shareholders who have purchased Investor B Shares of the Portfolio (including Shares acquired through reinvestment of dividends or distributions on such Shares) may exchange those Shares for Investor B Shares of another portfolio offered by the Fund without the payment of any contingent deferred sales charge at the time the exchange is made. In determining the holding period for calculating the contingent deferred sales charge payable on redemptions of Investor B Shares, the holding period of the Investor B Shares originally held will be added to the holding period of the Investor B Shares acquired through the exchange. No exchange fee is imposed by the Fund.

     OTHER INFORMATION CONCERNING EXCHANGES. The Shares exchanged must have a current value at least equal to the minimum initial or subsequent investment required by the particular portfolio into which the exchange is being made. The Fund reserves the right to reject any exchange request. The exchange privilege may be modified or terminated at any time upon 60 days' written notice to shareholders. An investor may telephone an exchange request by calling his or her investment representative, which is responsible for transmitting such exchange request to the Fund. See "Other Exchange or Redemption Information" below. Investors who want to telephone an exchange request directly to the Fund, and, have elected this privilege on the account application may follow the procedures described below under "Redemption by Telephone." An investor should consult his or her investment representative or the Fund for further information regarding procedures for exchanging Shares.

     In addition to the Growth Equity Portfolio described in this Prospectus, the Fund currently offers Investor A Shares and/or Investor B Shares in the following portfolios:

          The ARCH Treasury Money Market Portfolio*
          The ARCH Money Market Portfolio
          The ARCH Tax-Exempt Money Market Portfolio*
          The ARCH U.S. Government Securities Portfolio
          The ARCH Intermediate Corporate Bond Portfolio
          The ARCH Bond Index Portfolio*
          The ARCH Government & Corporate Bond Portfolio
          The ARCH Short-Intermediate Municipal Portfolio
          The ARCH Missouri Tax-Exempt Bond Portfolio
          The ARCH National Municipal Bond Portfolio
          The ARCH Equity Income Portfolio
          The ARCH Equity Index Portfolio*
          The ARCH Growth & Income Equity Portfolio
          The ARCH Small Cap Equity Portfolio
          The ARCH Small Cap Equity Index Portfolio*
          The ARCH International Equity Portfolio
          The ARCH Balanced Portfolio

----------

*  Does not offer Investor B Shares.

     For more information concerning these portfolios, please call 1-800-452-ARCH (2724). Shareholders exercising the exchange privilege with any of the other portfolios in the Fund should request and review the portfolio's prospectus carefully prior to making an exchange.

     AUTOMATIC EXCHANGE PROGRAM. The Automatic Exchange Program enables shareholders to make regular, automatic withdrawals from an Investor A Share or Investor B Share account in the Portfolio and use those proceeds to benefit from Dollar Cost Averaging by automatically making purchases of the same class of Shares in another portfolio offered by the Fund. With shareholder authorization, the Fund's Transfer Agent will withdraw the amount specified (subject to the applicable minimums) from the shareholder's account and will automatically invest that amount in Shares of the Portfolio designated by the shareholder on the date of such deduction.

     In order to participate in the Automatic Exchange Program, shareholders must make a minimum initial purchase of $5,000 and maintain a minimum account balance of $1,000. Additionally, shareholders must complete the supplementary authorization form which may be obtained from their investment representatives or the Distributor. To change instructions with respect to the Automatic Exchange Program or to discontinue this feature, shareholders must send a written request to their investment representative or to the Fund. The Automatic Exchange Program may be amended or terminated without notice at any time by the Distributor.

REDEMPTION OF SHARES

     Redemption orders should be placed with or through the same broker-dealer organization that placed the original purchase order. Redemption orders are effected at the Portfolio's net asset value per Share next determined after receipt of the order by the Fund. Proceeds from the redemptions of Investor B Shares will be reduced by the amount of any applicable contingent deferred sales charge. The organization through which the investor placed the order is responsible for transmitting redemption orders to the Fund on a timely basis. No charge for sending redemption payments electronically is currently imposed by the Fund, although a charge may be imposed in the future. The Fund reserves the right to send redemption proceeds electronically within seven days after receiving a redemption order if, in the judgment of the Adviser, an earlier payment could adversely affect the Portfolio.

REDEMPTION BY MAIL

     A written redemption request must be accompanied by any Share certificates which are properly endorsed for transfer. The Transfer Agent may require a signature guarantee by an eligible guarantor institution. For purposes of this policy, the term "eligible guarantor institution" shall include banks, brokers, dealers, credit unions, securities exchanges and associations, clearing agencies and savings associations as those terms are defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. The Transfer Agent reserves the right to reject any signature guarantee if (1) it has reason to believe that the signature is not genuine, (2) it has reason to believe that the transaction would otherwise be improper, or (3) the guarantor institution is a broker or dealer that is neither a member of a clearing corporation nor maintains net capital of at least $100,000. The signature guarantee requirement will be waived if all of the following conditions apply: (1) the redemption check is payable to the shareholder(s) of record and (2) the redemption check is mailed to the shareholder(s) at the address of record or the proceeds are either mailed or sent electronically to a commercial bank account previously designated on the account application. An investor with questions or needing assistance should contact his or her investment representative or the Fund. Additional documentation may be required if the redemption is requested by a corporation, partnership, trust, fiduciary, executor, or administrator.

REDEMPTION BY TELEPHONE

     Shares may be redeemed by telephone if the shareholder selected that option on the account application. The shareholder may have the proceeds mailed to his or her address or mailed or sent electronically to a bank account previously designated on the account application. It is not necessary for shareholders to confirm telephone redemption requests in writing. If a shareholder did not originally select the telephone redemption privilege, the shareholder must provide written instructions to the Transfer Agent to add this feature. Neither the Fund nor its service contractors will be liable for any loss, damage, expense or cost arising out of any telephone redemption effected in accordance with the Fund's telephone redemption procedures, acting upon instructions reasonably believed to be genuine. The Fund will employ procedures designed to provide reasonable assurance that instructions by telephone are genuine; if these procedures are not followed, the Fund or its service contractors may be liable for any losses due to unauthorized or fraudulent instructions. If Share certificates are outstanding with respect to an account, the telephone redemption and telephone exchange privilege is not available. If, due to temporary adverse conditions, investors are unable to effect telephone transactions, investors are encouraged to follow the procedures described in "Other Exchange or Redemption Information" below.

     Proceeds from redemptions of Investor A Shares and/or Investor B Shares with respect to redemption orders received by the Fund before 4:00 p.m. (Eastern time) on a Business Day normally are sent electronically or mailed by check to the organization that placed the redemption order within three Business Days after the Distributor's receipt of the order in good form.

AUTOMATIC WITHDRAWAL PLAN (AWP)

     An Automatic Withdrawal Plan may be established by a new or existing shareholder of the Portfolio if the value of his or her account (valued at the net asset value at the time of the establishment of the AWP) equals $10,000 or more. Shareholders who elect to establish an AWP may receive a monthly, quarterly, semi-annual, or annual check in a stated amount of not less than $50 on or about the 25th day of the applicable month of withdrawal. Periodic payments will be reduced by any applicable contingent deferred sales charge. Portfolio Shares will be redeemed as necessary to meet withdrawal payments. Withdrawals may reduce principal and eventually deplete the shareholder's account. The maintenance of an AWP may be disadvantageous for holders of Investor B Shares due to the effect of the contingent deferred sales charge. A shareholder who desires to establish an AWP after opening an account should complete the AWP form in the back of the Prospectus or contact his or her investment representative or the Distributor for an AWP application. A signature guarantee will be required. An AWP may be terminated by a shareholder on 30 days' written notice to his or her investment representative or to the Fund or by the Fund at any time.

PURCHASE OF INVESTOR A SHARES AT NET ASSET VALUE

     From time to time the Distributor may offer special concessions to enable investors to purchase Investor A Shares of the Portfolio at net asset value without payment of a front-end sales charge. To qualify for a net asset value purchase, the investor must pay for such purchase with the proceeds from the redemption of shares of a non-affiliated mutual fund on which a front-end sales charge was paid. A qualifying purchase of Investor A Shares must occur within 30 days of the prior redemption and must be evidenced by a confirmation of the redemption transaction. At the time of purchase, the investment representative must notify the Distributor that the purchase qualifies for a purchase at net asset value. Proceeds from the redemption of Shares on which no front-end sales charge was paid do not qualify for a purchase at net asset value.

OTHER EXCHANGE OR REDEMPTION INFORMATION

     WHEN REDEEMING SHARES IN THE PORTFOLIO, SHAREHOLDERS SHOULD INDICATE WHETHER THEY ARE REDEEMING INVESTOR A SHARES OR INVESTOR B SHARES. In the event a redeeming shareholder owns both Investor A Shares and Investor B Shares in the Portfolio, the Investor A Shares will be redeemed first unless the shareholder indicates otherwise.

     During periods of substantial economic or market change or activity, telephone redemptions or exchanges may be difficult to complete. In such event, Shares may be redeemed or exchanged by mailing the request directly to the organization through which the original Shares were purchased or directly to the Fund at P.O. Box 78069, St. Louis, Missouri 63178.

     At various times, the Fund may be requested to redeem Shares for which it has not yet received good payment. In such circumstances, the Fund may delay the forwarding of proceeds until payment has been collected for the purchase of such Shares which may take up to 15 days or more. To avoid delay in payment upon redemption shortly after purchasing Shares, investors should purchase Shares by certified or bank check or by electronic transfer. The Fund intends to pay cash for all Shares redeemed, but under abnormal conditions which make payment in cash unwise, the Fund may make payment wholly or partly in portfolio securities at their then market value equal to the redemption price. In such cases, an investor may incur brokerage costs in converting such securities to cash.

     A shareholder may be required to redeem Shares in the Portfolio upon 60 days' written notice if the balance in the shareholder's account drops below $500. The Fund will not require a shareholder to redeem Portfolio Shares if the value of the shareholder's account drops below $500 due to fluctuations in net asset value. Share balances may also be redeemed pursuant to arrangements between broker-dealer organizations and their investors.


                            YIELDS AND TOTAL RETURNS

     Yield and total return quotations are computed separately for Trust Shares, Institutional Shares, Investor A Shares and Investor B Shares of the Portfolio. YIELD AND TOTAL RETURN FIGURES WILL FLUCTUATE, ARE BASED ON HISTORICAL EARNINGS, AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The methods used to compute the Portfolio's yields and total returns are described below and in the Statement of Additional Information.

     From time to time, performance information such as total return and yield data for the Portfolio's Investor A Shares and Investor B Shares may be quoted in advertisements, sales literature or in communications to shareholders. The yield is computed based on the net income of a particular class of Shares in the Portfolio during a 30-day (or one-month) period identified in connection with the particular yield quotation. More specifically, the yield is computed by dividing the Portfolio's net income per Share during a 30-day (or one-month) period by the maximum public offering price per Share on the last day of the period and annualizing the result.

     The Portfolio's total return may be calculated on an average annual total return basis, and may also be calculated on an aggregate total return basis, for various periods. Average annual total returns with respect to a particular class of Shares reflect the average annual percentage change in value of an investment in such Shares over the particular measuring period. Aggregate total returns reflect the cumulative percentage change in value over the measuring period. Both methods of calculating total returns assume that dividends and capital gain distributions made by the Portfolio during the period are reinvested in the same class of Shares of the Portfolio and that the maximum sales load in effect during the period has been charged by the Portfolio. The Portfolio's total return figures may also be calculated without the deduction of the maximum sales charge in effect during the period. The effect of not deducting the sales charge will be to increase the total return reflected. When considering average annual total return figures for periods longer than one year, it is important to note that the Portfolio's annual total return for any one year in the period might have been more or less than the average for the entire period.

     Performance data of the Portfolio's Investor A Shares and Investor B Shares may be compared to the performance of other mutual funds with comparable investment objectives and policies through various mutual fund or market indices and data such as that provided by S&P, Lehman Brothers, Inc. or any of its affiliates, Ibbotson Associates, Inc., Lipper Analytical Services, Inc. and Mutual Fund Forecaster. References may also be made to indices or data published in Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, Business Week, American Banker, Institutional Investor, Pensions and Investments, U.S.A. Today, Fortune, CDA/Wiesenberger, Morningstar, Inc. and publications of a local or regional nature. In addition to performance information, general information about the Portfolio that appears in a publication such as those mentioned above may be included in advertisements and in reports to Shareholders.

     Performance quotations of a class of Shares in the Portfolio represent the Portfolio's past performance and should not be considered as representative of future results. Any account fees charged by an investment representative will not be included in the calculations of the Portfolio's yields and total returns. Such fees, if any, will reduce the investor's net return on an investment in the Portfolio. Investors may call 1-800-452-ARCH (2724) to obtain current yield and total return information.


                           DIVIDENDS AND DISTRIBUTIONS

     Dividends from net investment income of the Portfolio are declared and paid monthly as a dividend to shareholders of record. Dividends on each Share of the Portfolio are determined in the same manner and are paid in the same amounts, irrespective of class, except that the Portfolio's Trust Shares and Institutional Shares bear all expenses of the respective Administrative Services Plans adopted for such Shares and the Portfolio's Investor A Shares and Investor B Shares bear all expenses of the respective Distribution and Services Plans adopted for such Shares. In addition, the Portfolio's Institutional Shares bear the expense of certain sub-transfer agency fees. See "Management of the Fund" and "Other Information Concerning the Fund and Its Shares" below.

     Net realized capital gains of the Portfolio, if any, are distributed at least annually. All dividends and distributions paid on the Portfolio's Shares are automatically reinvested (without a sales load) in additional Shares of the same class unless the investor has (i) otherwise indicated in the account application, or (ii) redeemed all the Shares held in the Portfolio, in which case a distribution will be paid in cash. Reinvested dividends and distributions will be taxed in the same manner as those paid in cash.

                                      TAXES

FEDERAL TAXES

     Management of the Fund believes that the Predecessor Portfolio qualified as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code") for the taxable year ended September 30, 1996. It is intended that the Portfolio will qualify as a regulated investment company as long as such qualification is in the best interests of shareholders. A regulated investment company generally is exempt from federal income tax on amounts distributed to shareholders.

     Qualification as a regulated investment company under the Code for a taxable year requires, among other things, that the Portfolio distribute to its shareholders an amount equal to at least the sum of 90% of its investment company taxable income and 90% of its exempt-interest income (if any) net of certain deductions for such year. In general, the Portfolio's investment company taxable income will be its taxable income, including dividends, interest and short-term capital gains (the excess of net short-term capital gain over net long-term capital loss), subject to certain adjustments and excluding the excess of any net long-term capital gain for the taxable year over the net short-term capital loss, if any, for such year. It is the policy of the Portfolio to distribute as dividends substantially all of its investment company taxable income and any net tax-exempt interest income each year. Such dividends will be taxable as ordinary income to the Portfolio's shareholders who are not currently exempt from federal income taxes, whether such income is received in cash or reinvested in additional Shares. (Federal income taxes for distributions to an IRA are deferred under the Code.) In the case of the Portfolio, such dividends will qualify for the dividends received deduction for corporations to the extent of the total qualifying dividends received by the Portfolio from domestic corporations for the taxable year.

     Substantially all of the Portfolio's net realized long-term capital gains, if any, will be distributed at least annually to its shareholders. The Portfolio will generally have no tax liability with respect to such gains and the distributions will be taxable to shareholders who are not currently exempt from federal income taxes as long-term capital gains, regardless of how long the shareholders have held the Shares and whether such dividends are received in cash or reinvested in additional Shares.

     An investor considering purchasing Shares of the Portfolio on or just before the record date of any dividend or capital gains distribution should be aware that the amount of the forthcoming distribution, although in effect a return of capital, will be taxable.

     Dividends declared by the Portfolio in October, November, or December of any year payable to shareholders of record on a specified date in such months will be deemed to have been received by the shareholders and paid by the Portfolio on December 31 of such year in the event such dividends are actually paid during January of the following year.

     The Portfolio may be required in certain cases to withhold and remit to the U.S. Treasury 31% of taxable dividends or gross sale proceeds paid to shareholders who have failed to provide a correct tax identification number in the manner required, who are subject to withholding by the Internal Revenue Service for failure to properly include on their return payments of taxable interest or dividends, or who have failed to certify to the Portfolio that they are not subject to backup withholding when required to do so or that they are "exempt recipients."

     A taxable gain or loss may be realized by an investor upon redemption, transfer or exchange of Shares, depending upon the cost of such Shares when purchased and their price at the time of redemption, transfer or exchange. If an investor holds Shares for six months or less and during that time receives an exempt-interest dividend on those Shares, any loss realized on the sale or exchange of those Shares will be disallowed to the extent of the exempt-interest dividend.

STATE AND LOCAL TAXES

     The application of state and local taxes may have different consequences from those of the federal income tax law described above. In particular, shareholders should note that dividends paid by the Portfolio may be taxable to investors under state or local law as dividend income even though all or a portion of such dividends may be derived from interest on obligations that, if realized directly, would be exempt from such income taxes.

MISCELLANEOUS

     The foregoing summarizes some of the important federal and state tax considerations generally affecting the Portfolio and its shareholders and is not intended as a substitute for careful tax planning. Accordingly, potential investors in the Portfolio should consult their tax advisers with specific reference to their own tax situation. Shareholders will be advised at least annually as to the federal income tax consequences of distributions made each year.


                             MANAGEMENT OF THE FUND

     The Fund is managed under the direction of its Board of Directors. The Statement of Additional Information contains the names of and general background information concerning each director.

INVESTMENT ADVISER

     Mississippi Valley Advisors Inc. ("MVA") serves as the investment adviser to the Portfolio. MVA's principal office is located at One Mercantile Center, Seventh & Washington Streets, St. Louis, Missouri 63101. MVA is a wholly-owned subsidiary of Mercantile. As of December 31, 1996, MVA had approximately $7.9 billion in assets under investment management, including the assets of the Fund, which were approximately $2.5 billion. MVA also serves as investment adviser to each of the Fund's other portfolios.

     Subject to the general supervision of the Fund's Board of Directors and in accordance with the Fund's investment policies, MVA manages the Portfolio, makes investment decisions with respect to and places orders for all purchases and sales of the Portfolios securities and other investments, and directs the maintenance of the Portfolio's records relating to such purchases and sales.

     For the services provided and expenses assumed pursuant to the investment advisory agreement, MVA is entitled to receive fees, computed daily and payable monthly, at the annual rate of .75% of the average daily net assets of the Portfolio.

     MVA may from time to time voluntarily reduce all or a portion of its advisory fee to increase the net income of the Portfolio available for distributions as dividends. The voluntary fee reduction will cause the return of the Portfolio to be higher than it would otherwise be in the absence of such reduction.

     The Predecessor Portfolio bore advisory fees during the fiscal year ended September 30, 1996 pursuant to the investment advisory agreement then in effect with Mark Twain Bank, its former adviser, at the effective annual rate of .75% of its average daily net assets after fee waivers. Without fee waivers, the Predecessor Portfolio would have borne advisory fees at the annual rate of .75% of its average daily net assets.

     Carl C. Enloe is the person primarily responsible for the day-to-day management of the Portfolio. Mr. Enloe, who joined MVA as a Senior Associate in April 1997, served as head of investments at Mark Twain Bank since 1987. He managed the Predecessor Portfolio since its inception.

ADMINISTRATOR

     BISYS Fund Services Ohio, Inc., located at 3435 Stelzer Road, Columbus, Ohio 43219, acts as the Portfolio's Administrator. The Administrator also serves as the administrator to each of the Fund's other portfolios.

     The Administrator generally assists in all aspects of the Portfolio's administration and operation and also monitors and performs other services pertaining to the Portfolio's arrangements with Service Organizations. See "Service Organizations" below. For its services, the Administrator is entitled to receive a fee, computed daily and payable monthly, at the annual rate of .20% of the Portfolio's average daily net assets.

     From time to time, the Administrator may voluntarily waive all or a portion of the administration fees otherwise payable by the Portfolio in order to increase the net income available for distribution to shareholders.

     The Predecessor Portfolio bore administrative fees during the fiscal year ended September 30, 1996 pursuant to the administrative services agreement then in effect with Federated Administrative Services, its former administrator, at the effective annual rate of .39% of its average daily net assets.

DISTRIBUTOR

     Investor A Shares and Investor B Shares of the Portfolio are sold continuously by the Distributor, BISYS Fund Services, an affiliate of the Administrator. The Distributor also monitors the Fund's arrangements under the Distribution and Services Plans described below. The Distributor is a registered broker-dealer with principal offices at 3435 Stelzer Road, Columbus, Ohio 43219. The Distributor also acts as the distributor to each of the Fund's other portfolios.

     The Distributor may, at its expense, provide compensation to dealers in connection with sales of Shares of the Portfolio. Such compensation may include financial assistance to dealers in connection with conferences, sales or training programs for their employees, seminars for the public, advertising campaigns regarding one or more of the Fund's portfolios, and/or other dealer-sponsored special events. In some instances, this compensation will be made available only to certain dealers whose representatives have sold a significant amount of such Shares. Compensation will include payment for travel expenses, including lodging incurred in connection with trips taken by invited registered representatives and members of their families to locations within or outside of the United States for meetings or seminars of a business nature. Compensation will also include the following types of non-cash compensation offered through sales contests: (1) business and vacation trips, including the provision of travel arrangements and lodging at resorts, (2) tickets for entertainment events (such as concerts, cruises and sporting events) and (3) merchandise (such as clothing, trophies, clocks and pens). Dealers may not use sales of the Portfolio's Shares to qualify for this compensation to the extent such may be prohibited by the laws of any state or any self-regulatory agency, such as the National Association of Securities Dealers, Inc. None of the aforementioned compensation is paid for by the Portfolio or its shareholders.

DISTRIBUTION AND SERVICES PLANS

     The Fund has adopted separate Distribution and Services Plans pursuant to Rule 12b-1 under the 1940 Act with respect to Investor A Shares and Investor B Shares of the Portfolio. Under the Distribution and Services Plans, the Fund may pay (i) the Distributor or another person for distribution services provided and expenses assumed and (ii) Service Organizations for shareholder administrative services provided pursuant to servicing agreements in connection with Investor A Shares or Investor B Shares of the Portfolio. Payments to the Distributor are to compensate it for distribution assistance and expenses assumed and activities primarily intended to result in the sale of Investor A Shares or Investor B Shares, including compensating dealers and other sales personnel (which may include affiliates of the Fund's Adviser), direct advertising and marketing expenses and expenses incurred in connection with preparing, printing, mailing and distributing or publishing advertisements and sales literature, for printing and mailing Prospectuses and Statements of Additional Information (except those used for regulatory purposes or for distribution to existing shareholders), and costs associated with implementing and operating the Distribution and Services Plan. In addition, payments under the Distribution and Services Plan for Investor B Shares will be used to pay for or finance sales commissions and other fees payable to Service Organizations and other broker-dealers who sell Investor B Shares. See "Management of the Fund -- Service Organizations" below for a description of the servicing agreements and the services provided by Service Organizations.

     Under the Distribution and Services Plan for Investor A Shares, payments by the Fund for distribution expenses may not exceed .10% (annualized) of the average daily net asset value of the Portfolio's outstanding Investor A Shares and payments for shareholder administrative servicing expenses may not exceed
 .20% (annualized) of the average daily net asset value of the Portfolio's outstanding Investor A Shares.

     Under the Distribution and Services Plan for Investor B Shares, payments by the Fund for distribution expenses may not exceed .75% (annualized) of the average daily net asset value of the Portfolio's outstanding Investor B Shares and payments for shareholder administrative servicing expenses may not exceed .25% (annualized) of the average daily net asset value of the Portfolio's outstanding Investor B Shares.

     Actual distribution expenses paid by the Distributor with respect to Investor B Shares for any given year may exceed the distribution fees and contingent deferred sales charges received with respect to those Shares. These excess expenses may be reimbursed by Investor B shareholders out of contingent deferred sales charges and distribution payments in future years as long as the Distribution and Services Plan for Investor B Shares is in effect.

SERVICE ORGANIZATIONS

     The servicing agreements adopted under the Distribution and Services Plans (the "Servicing Agreements") require the Service Organizations receiving such compensation (which may include Mercantile and its affiliates) to perform certain services, including providing administrative services with respect to the beneficial owners of Investor A Shares or Investor B Shares of the Portfolio, such as establishing and maintaining accounts and records for their customers who invest in such Shares, assisting customers in processing purchase, exchange and redemption requests, and responding to customer inquiries concerning their investments.

     Under the Servicing Agreements and upon notice to the Fund, a Service Organization may subcontract with one or more entities for the performance of certain services provided under its Servicing Agreement with the Fund. Such Service Organization shall be as fully responsible to the Fund for the acts or omissions of any subcontractor as it would be for its own acts or omissions. The fees payable to any sub-contractor are paid by the Service Organization out of the fees it receives from the Fund.

     The Fund understands that Service Organizations providing such administrative services may also charge fees to their customers beneficially owning such Shares. These fees would be in addition to any amounts which may be received by such a Service Organization under its Servicing Agreement with the Fund. The Fund's Servicing Agreements require a Service Organization to disclose to its customers any compensation payable to the Service Organization by the Portfolio and any other compensation payable by its customers in connection with their investment in such Shares. Customers of such a Service Organization receiving servicing fees should read this Prospectus in light of the terms governing their accounts with their Service Organization.

CUSTODIAN AND TRANSFER AGENT

     Mercantile Bank National Association, an affiliate of the Fund and a wholly-owned subsidiary of Mercantile Bancorporation, Inc., with principal offices located at One Mercantile Center, 8th and Locust Streets, St. Louis, Missouri 63101, serves as Custodian of the Portfolio's assets. BISYS Fund Services Ohio, Inc. also serves as the Portfolio's transfer agent and dividend disbursing agent. Its address is 3435 Stelzer Road, Columbus, Ohio 43219.

REGULATORY MATTERS

     Banking laws and regulations currently prohibit a bank holding company registered under the Federal Bank Holding Company Act of 1956 or any affiliate thereof from sponsoring, organizing, or controlling the Shares of a registered, open-end investment company continuously engaged in the issuance of its Shares, and prohibit banks generally from issuing, underwriting, selling, or distributing securities such as Shares of the Portfolio. Such banking laws and regulations do not prohibit such a holding company or affiliate, or banks, from acting as investment adviser, transfer agent, or custodian to such an investment company, or from purchasing Shares of such a company as agent for and upon the order of customers. Mercantile, MVA, Service Organizations that are banks or bank affiliates, and broker-dealers that are bank affiliates are subject to such laws and regulations, but believe they may perform the services for the Portfolio contemplated by their respective agreements, this Prospectus and the Statement of Additional Information without violating applicable banking laws and regulations. In addition, state securities laws on this issue may differ from the interpretation of federal law expressed herein and banks and financial institutions may be required to register as dealers pursuant to state law.

     Should future legislative, judicial, or administrative action prohibit or restrict the activities of such companies in connection with the provision of services on behalf of the Portfolio and the shareholders, the Fund might be required to alter materially or discontinue its arrangements with such companies and change its method of operation. It is not expected that investors would suffer any adverse financial consequences as a result of any of these occurrences.

     If current restrictions preventing a bank from legally sponsoring, organizing, controlling, or distributing Shares of an investment company were relaxed, Mercantile, or an affiliate of Mercantile, would consider the possibility of offering to perform additional services for the Portfolio. It is not possible, of course, to predict whether or in what form such legislation might be enacted or the terms upon which Mercantile, or such an affiliate, might offer to provide such services.

     Conflict of interest restrictions may apply to the receipt of compensation paid pursuant to a Servicing Agreement by the Portfolio to a financial intermediary in connection with the investment of fiduciary funds in the Portfolio's Shares. Institutions, including banks regulated by the Comptroller of the Currency and investment advisers and other money managers subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions, should consult legal counsel before entering into Servicing Agreements.

EXPENSES

     Except as noted above and in the Statement of Additional Information under "Investment Advisory and Administrative Contracts" and "Custodian and Transfer Agent," the Fund's service contractors bear all of their own expenses in connection with the performance of their services, except that the Distributor is compensated pursuant to the Distribution and Services Plans as described under "Distribution and Services Plans" above. The Portfolio's expenses are deducted from the total income of the Portfolio before dividends and distributions are paid. These expenses include, but are not limited to, fees paid to the Adviser and Administrator, transfer agency fees, fees and expenses of officers and directors who are not affiliated with the Adviser or the Distributor, taxes, interest, legal fees, custodian fees, auditing fees, 12b-1 fees, servicing fees, certain fees and expenses in registering and qualifying the Portfolio and its Shares for distribution under federal and state securities laws, costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, the expense of reports to shareholders, shareholders' meetings and proxy solicitations, fidelity bond and directors and officers liability insurance premiums, the expense of using independent pricing services and other expenses which are not expressly assumed by the Adviser, Distributor or Administrator under their respective agreements with the Fund. The Fund also pays for brokerage fees, commissions and other transaction charges, if any, in connection with the purchase and sale of portfolio securities. Any general expenses of the Fund that are not readily identifiable as belonging to a particular portfolio will be allocated among all portfolios by or under the direction of the Board of Directors in a manner the Board determines to be fair and equitable. Any expenses relating only to a particular class of Shares within a portfolio will be borne solely by such class. See "Certain Financial Information" and "Management of the Fund" above for additional information regarding expenses of the Portfolio.

                          OTHER INFORMATION CONCERNING
                             THE FUND AND ITS SHARES

DESCRIPTION OF SHARES

     The Fund was organized on September 9, 1982 as a Maryland corporation, and is a mutual fund of the type known as an "open-end management investment company." The Fund's principal office is located at 3435 Stelzer Road, Columbus, Ohio 43219.

     The Fund's Charter authorizes the Board of Directors to issue up to seven billion full and fractional Shares of common stock, and to classify and reclassify any unauthorized and unissued Shares into one or more classes of Shares. The Board of Directors may similarly classify or reclassify any class of Shares into one or more series.

     Pursuant to such authority, the Board of Directors has authorized the issuance of the following series of shares representing interests in the Portfolio, which is classified as a diversified company under the 1940 Act: 50 million Trust Shares, 25 million Institutional Shares, 25 million Investor A Shares and 25 million Investor B Shares. Trust Shares and Institutional Shares of the Portfolio are described in separate prospectuses which are available from the Distributor at the telephone number on page 1 of this Prospectus. Shares in the Portfolio will be issued without Share certificates.

     The Investor A Shares and Investor B Shares of the Portfolio are described in this Prospectus. The Portfolio also offers Trust Shares and Institutional Shares. Trust Shares, which are offered to financial institutions acting on their own behalf or on behalf of certain qualified accounts, and Institutional Shares, which are offered to financial institutions acting on behalf of accounts for which they do not exercise investment discretion, are sold without a sales charge. Trust, Institutional, Investor A and Investor B Shares bear their pro rata portion of all operating expenses paid by the Portfolio, except that Trust Shares and Institutional Shares bear all payments under the Portfolio's respective Administrative Services Plan adopted for such Shares and Investor A Shares and Investor B Shares bear all payments under the Portfolio's respective Distribution and Services Plans adopted for such Shares. In addition, Institutional Shares of the Portfolio bear the expense of certain sub-transfer agency fees.

     Payments under the Administrative Services Plans for Trust Shares and Institutional Shares are made to Service Organizations for administrative services provided to the Service Organizations' clients or account holders who are the beneficial owners of Trust Shares or Institutional Shares. Payments under the Administrative Services Plans may not exceed .30% (on an annual basis) of the average daily net asset value of outstanding Trust Shares or Institutional Shares of the Portfolio.

     The Fund offers various services and privileges in connection with its Investor A Shares and Investor B Shares that are not offered in connection with its Trust Shares and Institutional Shares, including an automatic investment program and automatic withdrawal plan. In addition, each class of Shares offers different exchange privileges.

     Shareholders are entitled to one vote for each full Share held and proportionate fractional votes for fractional Shares held. Shares of all portfolios of the Fund will vote together and not by class unless otherwise required by law or permitted by the Board of Directors. All shareholders of a particular portfolio will vote together as a single class on matters relating to the portfolio's investment advisory agreement and investment objective and fundamental policies. Only holders of Trust Shares, however, will vote on matters relating to the Administrative Services Plan for Trust Shares and only holders of Institutional Shares will vote on matters relating to the Administrative Services than for Institutional Shares. Similarly, only holders of Investor A Shares will vote on matters pertaining to the Distribution and Services Plan for Investor A Shares and only holders of Investor B Shares will vote on matters pertaining to the Distribution and Services Plan for Investor B Shares.

     The Fund is not required, and currently does not intend, to hold annual meetings except as required by the 1940 Act or other applicable law. Upon the written request of the holders of 10% or more of the outstanding Shares, the Fund will call a special meeting to vote on the question of removal of a director.

     Shares of the Fund's portfolios have noncumulative voting rights and, accordingly, the holders of more than 50% of the Fund's outstanding Shares (irrespective of portfolio or class) may elect all of the Directors. Shares have no preemptive rights and only such conversion and exchange rights as the Board may grant in its discretion. When issued for payment as described in this Prospectus, Shares will be fully paid and nonassessable.

MISCELLANEOUS

     As used in this Prospectus, a "vote of a majority of the outstanding Shares" of the Portfolio or a particular class of Shares means, with respect to the approval of an investment advisory agreement or distribution plan or a change in an investment objective or fundamental investment policy, the affirmative vote of the lesser of (a) more than 50% of the outstanding Shares of the Portfolio or class of Shares, or (b) 67% or more of the Shares of the Portfolio or class of Shares present at a meeting if more than 50% of the outstanding Shares of the Portfolio or class of Shares are represented at the meeting in person or by proxy.

     As of January 1, 1997, Mercantile and its affiliates possessed, of record on behalf of their underlying customer accounts, voting or investment power with respect to more than 25% of the Fund's outstanding Shares. Therefore, Mercantile may be deemed to be a controlling person of the Fund within the meaning of the 1940 Act.

     Inquiries regarding the Portfolio may be directed to the Fund at 1-800-452-ARCH (2724).

                   -------------------------------------------


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, OR IN THE PORTFOLIO'S STATEMENT OF ADDITIONAL INFORMATION INCORPORATED HEREIN BY REFERENCE, IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PORTFOLIO, THE FUND, OR THE DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING BY THE PORTFOLIO, THE FUND OR THE DISTRIBUTOR IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

                                 THE ARCH FAMILY
                                 OF MUTUAL FUNDS

                                  TRUST SHARES


                             GROWTH EQUITY PORTFOLIO















                         PROSPECTUS DATED _______, 1997

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Highlights.................................................................  3
Certain Financial Information..............................................  4
Expense Summary for Trust Shares...........................................  5
Investment Objective, Policies and Risk
  Considerations...........................................................  6
Investment Limitations..................................................... 15
Pricing of Shares.......................................................... 17
How to Purchase and Redeem Shares.......................................... 17
         Purchase of Shares................................................ 17
         Exchange Privilege................................................ 18
         Redemption of Shares.............................................. 19
         Other Exchange or Redemption Information.......................... 21
Yields and Total Returns................................................... 21
Dividends and Distributions................................................ 23
Taxes...................................................................... 23
Management of the Fund..................................................... 25
Other Information Concerning the Fund and its Shares....................... 30
         Miscellaneous..................................................... 32

                             THE ARCH FUND(R), INC.

                        THE ARCH GROWTH EQUITY PORTFOLIO


                                  TRUST SHARES


         The ARCH Fund, Inc. is an open-end management investment company that currently offers Shares in eighteen investment portfolios. This Prospectus describes the Trust Shares of the ARCH GROWTH EQUITY PORTFOLIO (the "Portfolio"). Trust Shares are offered to financial institutions acting on their own behalf or on behalf of certain qualified accounts.

         THE ARCH GROWTH EQUITY PORTFOLIO'S investment objective is capital appreciation. The Portfolio seeks to achieve this objective by investing primarily in equity securities of companies selected on the basis of assessment of earnings and the risk and volatility of each company's business. Other factors, such as product position or market share, will also be considered.

         Mississippi Valley Advisors Inc. ("MVA" or the "Adviser"), a wholly-owned subsidiary of Mercantile Bank National Association ("Mercantile"), acts as investment adviser for the Portfolio; Mercantile serves as custodian; BISYS Fund Services Ohio, Inc. (the "Administrator") serves as administrator; and BISYS Fund Services (the "Distributor") serves as sponsor and distributor.

         This Prospectus sets forth concisely certain information about the Portfolio that prospective investors should know before investing. Investors should read this Prospectus and retain it for future reference. Additional information about the Portfolio, contained in a Statement of Additional Information dated _______________, 1997, has been filed with the Securities and Exchange Commission and is incorporated by reference in its entirety into this Prospectus. An investor may obtain the Statement of Additional Information without charge by writing the Fund at P.O. Box 78069, St. Louis, Missouri 63178 or by calling 1-800-452-4015.

         Portfolio Shares are not bank deposits, are not federally insured or guaranteed by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency, and are not the obligations of or guaranteed or otherwise supported by any bank. An investment in the

Portfolio involves investment risk, including possible loss of principal.

                            ________________________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               _____________, 1997

                                   HIGHLIGHTS

         The ARCH Fund, Inc. (the "Fund") is an open-end management investment company (commonly known as a mutual fund) registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund offers investment opportunities in eighteen investment portfolios. This Prospectus relates to one of those portfolios: the ARCH GROWTH EQUITY PORTFOLIO (the "Portfolio"). In addition, the Fund offers investment opportunities in the ARCH Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity, Small Cap Equity Index, International Equity and Balanced Portfolios, which are described in separate Prospectuses. The Portfolio represents a separate pool of assets with a different investment objective and different policies than the Fund's other portfolios (as described below under "Investment Objective, Policies and Risk Considerations"). MVA serves as adviser, Mercantile as custodian, BISYS Fund Services Ohio, Inc. as administrator and BISYS Fund Services as sponsor and distributor. For information on expenses, fee waivers and services, see "Certain Financial Information" and "Management of the Fund."

         The following information generally describes the Portfolio and its investment objective. There can be no assurance that the Portfolio will be able to achieve its investment objective.

         The Portfolio is designed for investors who seek capital growth and who are prepared to accept the risks associated with an investment in equity securities.

         Investors should note that the Portfolio may, subject to its investment policies and limitations, invest in the securities of foreign issuers, enter into repurchase agreements and reverse repurchase agreements, make securities loans, invest in put and call options and futures and options on futures, and make limited investments in illiquid securities and securities issued by other investment companies. These investment practices involve investment risks of varying degrees. For example, the securities of a foreign issuer entail certain inherent risks, such as future political and economic developments and the adoption of foreign governmental restrictions, that might adversely affect the payment of dividends or principal and interest. Default by a counterparty to a repurchase agreement or securities lending transaction could expose the Portfolio to loss because of adverse market action or possible delay in disposing of the underlying collateral. Reverse repurchase agreements are subject to the risk that the market value of the securities sold by the Portfolio will decline below the repurchase price which the Portfolio is obligated to pay. Purchasing options is a specialized investment technique which entails a substantial risk of loss of amounts paid as premiums to option writers. There is no assurance that a liquid market will exist for a particular futures contract at any particular time. The Portfolio may engage in short-term trading, which may also involve greater risk and increase the Portfolio's expenses. See "Investment Objective, Policies and Risk Considerations" below and the Statement of Additional Information under "Investment Objective and Policies."

         The Fund offers investors the opportunity to invest in a variety of professionally managed investments without having to become involved with detailed management, accounting and safekeeping procedures normally related to direct investments in securities. The Fund also offers the availability of a family of eighteen mutual funds should your investment goals change.

         This Prospectus describes the Trust Shares of the Portfolio. For information on purchasing, exchanging or redeeming Trust Shares of the Portfolio, please see "How to Purchase and Redeem Shares" below.


                          CERTAIN FINANCIAL INFORMATION

         Shares of the Portfolio have been classified into four classes of Shares -- Trust Shares, Institutional Shares, Investor A Shares and Investor B Shares. Shares of each class in the Portfolio represent equal, pro rata interests in the investments held by the Portfolio and are identical in all respects, except that Shares of each class bear separate distribution and/or shareholder administrative servicing fees and certain other operating expenses, and enjoy certain exclusive voting rights on matters relating to these fees. See "Other Information Concerning the Fund and Its Shares," "Management of the Fund -- Administrative Services Plan" and "Management of the Fund -- Custodian and Transfer Agent" below. As a result of payments for distribution and/or shareholder administrative servicing fees and certain other operating expenses that may be made in differing amounts, the net investment income of Trust Shares, Institutional Shares, Investor A Shares and Investor B Shares in the Portfolio can be expected, at any given time, to be different.

         The Portfolio commenced operations on January 4, 1993 as the Arrow Equity Portfolio, a separate investment portfolio (the "Predecessor Portfolio") of Arrow Funds, which was organized as a Massachusetts business trust. On _____________, 1997, the Predecessor Portfolio was reorganized as a new portfolio of the Fund. Prior to the reorganization, the Predecessor Portfolio offered and sold shares of beneficial interest that were similar to the Fund's Investor A Shares.

                               EXPENSE SUMMARY FOR
                                  TRUST SHARES


                                                                    GROWTH
                                                                    EQUITY
                                                                   PORTFOLIO
                                                                   ---------
ANNUAL PORTFOLIO OPERATING
 EXPENSES
 (as a percentage of average
 net assets)
 Investment Advisory Fees (net
   of fee waivers).....................................               .75%

12b-1 Fees.............................................               .00%

 Other Expenses (including
   administration fees,
   administrative services fees
   and other expenses) (net
   of fee waivers and expense
   reimbursements)(1),(2)..............................               .55%
                                                                     -----
TOTAL PORTFOLIO OPERATING
   EXPENSES (net of fee waivers
   and expense reimbursements)(3)......................              1.30%
                                                                     =====


----------
1 Administrative services fees are payable at an annual rate not to exceed .30%. Without fee waivers, administration fees would be .20%.


2 Without fee waivers and expense reimbursements, Other Expenses would be .65% and Total Portfolio Operating Expenses would be 1.40%. Such fee waivers and expense reimbursements are expected to continue during the current fiscal year.

EXAMPLE                                    1 YEAR  3 YEARS
                                           ------  -------
You would pay the following
 expenses on a $1,000 investment,
 assuming (1) a 5% annual return
 and (2) redemption at the end of
 each period:

 Growth Equity Portfolio.............        $13     $41



         THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR RATES OF RETURN. ACTUAL EXPENSES AND RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN. Information about the actual performance of the Predecessor Portfolio is contained in the Arrow Funds' Annual and Semi-Annual Reports dated September 30, 1996 and March 31, 1997, respectively, which may be obtained without charge by contacting the Fund at the address or telephone number provided on page 1 of this Prospectus.

         The purpose of the foregoing table is to assist in understanding the various costs and expenses that an investor in the Portfolio's Trust Shares will bear directly or indirectly. The table reflects the expenses which the Portfolio expects to incur during the next twelve months on its Trust Shares. For more complete descriptions of the various costs and expenses, see "Management of the Fund" in this Prospectus and the Statement of Additional Information. The table and example have not been audited by the Fund's independent auditors and do not reflect any charges that may be imposed by financial institutions on their customers.


             INVESTMENT OBJECTIVE, POLICIES AND RISK CONSIDERATIONS

         Although management will use its best efforts to achieve the investment objective of the Portfolio, there can be no assurance that it will be able to do so. The investment objective of the Portfolio may not be changed without the affirmative vote of a majority of the outstanding Shares of the Portfolio. Unless otherwise indicated, the investment policies and limitations set forth below may be changed without shareholder approval, although shareholders will be notified before any material change in these policies and limitations become effective.

         The Portfolio's investment objective is capital appreciation. The Portfolio seeks to achieve this objective by investing primarily in equity securities of companies selected on the basis of assessment of earnings and the risk and volatility of each company's business. Other factors, such as product position or market share, will also be considered by the Adviser.

         The Portfolio invests primarily in equity securities of companies selected by the Adviser on the basis of traditional research techniques. The equity securities in which the Portfolio invests are primarily those of middle to large capitalization issuers whose shares are listed on the New York and American Stock Exchanges and Nasdaq. Company earnings are the primary consideration in selecting portfolio securities. The Portfolio may invest in preferred stocks, convertible securities, corporate bonds, debentures, notes, warrants, and put and call options on stocks, although normally it will invest at least 65% of its assets in common stocks. The lowest rated debt obligation in which the Portfolio will invest will be rated Baa or better by Moody's Investors Service, Inc. ("Moody's") or BBB or better by Standard & Poor's Ratings Group ("S&P") or Fitch Investors Service, Inc. ("Fitch"). Securities rated Baa or BBB have speculative characteristics. Changes in economic conditions or other circumstances are more likely to lead to weakened capacity to make principal and interest payments than higher rated securities. Downgrades will be evaluated on a case by case basis by the Adviser. The Adviser will determine whether or not the security continues to be an acceptable investment. If not, the security will be sold. The applicable ratings categories are described in Appendix A to the Statement of Additional Information.

         The Portfolio may invest in the securities of foreign issuers which are freely traded on United States securities exchanges or in the over-the-counter market in the form of depository receipts. Securities of a foreign issuer may present greater risks in the form of nationalization, confiscation, domestic marketability, or other national or international restrictions. As a matter of practice, the Portfolio will not invest in the securities of a foreign issuer if any such risk appears to the Adviser to be substantial. The Portfolio may not invest more than 5% of its total assets in securities of foreign issuers. For additional information on the risks of foreign securities, see "Risk Factors" below.

         In such proportions as, in the judgment of the Adviser, prevailing market conditions warrant, the Portfolio may, for temporary defensive purposes, invest in short-term money market instruments, securities issued and/or guaranteed as to payment of principal and interest by the U.S. Government, its agencies or instrumentalities, and repurchase agreements.

         RISK FACTORS

         MARKET RISK. The Portfolio invests primarily in equity securities. As with other mutual funds that invest primarily in equity securities, the Portfolio is subject to market risks. That is, the possibility exists that common stocks will decline over short or even extended periods of time and both the U.S. and certain foreign equity markets tend to be cyclical, experiencing both periods when stock prices generally increase and periods when stock prices generally decrease.

         INTEREST RATE RISK. Generally, the market value of fixed income securities held by the Portfolio can be expected to vary inversely to changes in prevailing interest rates. During periods of declining interest rates, the market value of investment portfolios comprised primarily of fixed income securities will tend to increase, and during periods of rising interest rates, the market value will tend to decrease. Fixed income securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also offset the value of these investments. Fluctuations in the market value of fixed income securities subsequent to their acquisition will not offset cash income from such securities but will be reflected in the Portfolio's net asset value.

         RISKS ASSOCIATED WITH FOREIGN SECURITIES. Investments in securities of foreign issuers, whether made directly or indirectly, carry certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries.

         There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to or as uniform as those of U.S.-based companies. Foreign securities markets, while growing in volume, have, for the most part, substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable U.S.-based companies. There is generally less government supervision and regulation of foreign exchanges, brokers and issuers than there is in the United States. In the event of a default by the issuer of a foreign security, it may be more difficult to obtain or enforce a judgment against such issuer than it would be against a domestic issuer. In addition, foreign banks and savings and loan associations and foreign branches of U.S. banks and savings and loan associations are subject to less stringent reserve requirements and to different accounting, auditing, reporting, and recordkeeping standards than those applicable to domestic branches of U.S. banks and savings and loan associations.

OTHER APPLICABLE POLICIES

         Investment methods described in this Prospectus are among those which the Portfolio has the power to utilize. Some may be employed on a regular basis; others may not be used at all. Accordingly, reference to any particular method or technique carries no implication that it will be utilized or, if it is, that it will be successful.

         U.S. GOVERNMENT SECURITIES. Securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities have historically involved little risk of loss of principal if held to maturity. However, due to fluctuations in interest rates, the market value of such securities may vary during the period a shareholder owns Shares of the Portfolio. The U.S. Government securities in which the Portfolio invests are either guaranteed or issued by the U.S. Government, its agencies, or instrumentalities. These securities include, but are not limited to, direct obligations of the U.S. Treasury such as U.S. Treasury bills, notes and bonds; notes, bonds, and discount notes issued or guaranteed by U.S. Government agencies and instrumentalities, supported by the full faith and credit of the United States; notes, bonds, and discount notes of U.S. Government agencies or instrumentalities which receive or have access to federal funding; and notes, bonds, and discount notes of other U.S. Government instrumentalities supported only by the credit of the instrumentalities.

         Some obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government are backed by the full faith and credit of the U.S. Treasury. No assurances can be given that the U.S. Government will provide financial support to other agencies or instrumentalities, since it is not obligated to do so. These instrumentalities are supported by the issuer's right to borrow an amount limited to a specific line of credit from the U.S. Treasury; the discretionary authority of the U.S. Government to purchase certain obligations of an agency or instrumentality; or the credit of the agency or instrumentality.

         MONEY MARKET INSTRUMENTS. Under certain circumstances described above, the Portfolio may purchase "money market instruments," including commercial paper and bank obligations.

         Investment by the Portfolio in commercial paper will consist of issues that are rated at the time of purchase in highest rating category assigned by S&P, Moody's or Fitch or, if unrated, deemed to be of comparable quality by the Adviser at the time of purchase. Commercial paper may include variable and floating rate instruments. See "Other Applicable Policies -- Variable and Floating Rate Instruments" below.

         Bank obligations include bankers' acceptances, negotiable certificates of deposit and non-negotiable time deposits of U.S. or foreign banks and savings and loan associations (collectively, "banks"), if the bank has capital, surplus and undivided profits at the time of purchase in excess of $100,000,000 or if the principal amount of the obligation is insured in full by the Bank Insurance Fund or the Savings Association Insurance Fund, both of which are administered by the Federal Deposit Insurance Corporation. Although the Portfolio may invest in obligations of foreign banks or foreign branches of U.S. banks only when the Adviser determines that the instrument presents minimal credit risks, such investments nevertheless entail risks that are different from those of investments in domestic obligations of U.S. banks. Foreign banks and foreign branches of U.S. banks are subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping standards than those applicable to domestic branches of U.S. banks. Investments in the obligations of foreign banks or foreign branches of U.S. banks will not exceed 25% of the Portfolio's total assets at the time of purchase.

         VARIABLE AND FLOATING RATE INSTRUMENTS. The Portfolio may purchase rated or unrated variable and floating rate instruments. These instruments may include variable rate master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. Unrated instruments purchased by the Portfolio will be determined by the Adviser to be of comparable quality at the time of purchase to rated instruments that may be purchased. The absence of an active secondary market for a particular variable or floating rate instrument, however, could make it difficult for the Portfolio to dispose of an instrument if the issuer were to default on its payment obligation. The Portfolio could, for these or other reasons, suffer a loss with respect to such instruments.

         REPURCHASE AGREEMENTS. Under certain circumstances described above and subject to its investment objective and policies, the Portfolio may agree to purchase U.S. Government securities or other securities from financial institutions such as banks and broker-dealers, subject to the seller's agreement to repurchase them at a mutually agreed-upon date and price ("repurchase agreements"). The Portfolio will enter into repurchase agreements only with financial institutions such as banks and broker-dealers that the Adviser believes to be creditworthy. During the term of any repurchase agreement, the Adviser will continue to monitor the creditworthiness of the seller and will require the seller to maintain the value of the securities subject to the agreement at not less than 102% of the repurchase price (including accrued interest). Default by a seller could expose the Portfolio to possible loss because of adverse market action or possible delay in disposing of the underlying obligations. Because of the seller's repurchase obligations, the securities subject to repurchase agreements do not have maturity limitations. Although the Portfolio presently does not intend to enter into repurchase agreements providing for settlement in more than seven days, the Portfolio has the authority to do so subject to its limitation on the purchase of illiquid securities described below. Repurchase agreements are considered to be loans under the 1940 Act.

         REVERSE REPURCHASE AGREEMENTS. Subject to its investment policies and limitations, the Portfolio may borrow funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, the Portfolio would sell portfolio securities to financial institutions such as banks and broker-dealers and agree to repurchase them at an agreed upon date and price. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price which the Portfolio is obligated to pay. Reverse repurchase agreements are considered to be borrowings by the Portfolio under the 1940 Act.

         SECURITIES LENDING. To increase return or offset expenses, the Portfolio may, from time to time, lend portfolio securities on a short-term basis or a long-term basis, or both, to broker-dealers, banks or institutional borrowers pursuant to agreements requiring that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. Collateral for such loans may include cash or marketable securities. The collateral must be valued daily and, should the market value of the loaned securities increase, the borrower must furnish additional collateral to the lending Portfolio. By lending its securities, the Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term instruments or obtaining yield in the form of interest paid by the borrower when marketable securities are used as collateral. In accordance with current Securities and Exchange Commission ("SEC") policies, the Portfolio is currently limiting its securities lending to one-third of its total assets. Loans are subject to termination by the Portfolio or the borrower at any time.

         PUT AND CALL OPTIONS. The Portfolio may purchase put options on portfolio securities. These options will be used as a hedge to attempt to protect securities which the Portfolio holds against decreases in value. The Portfolio may also write covered call options on all or any portion of its portfolio to generate income. The Portfolio may only write call options on securities either held in its portfolio, or which it has the right to obtain without payment of further consideration, or for which it has segregated cash or liquid securities in the amount of any additional consideration.

         The Portfolio may purchase and write over-the-counter options on portfolio securities in negotiated transactions with the buyers or writers of the options when options on the portfolio securities held by the Portfolio are not traded on an exchange. The Portfolio purchases and writes options only with investment dealers and other financial institutions (such as commercial banks or savings associations) deemed creditworthy by the Adviser.

         Over-the-counter options are two-party contracts with price and terms negotiated between buyer and seller. In contrast, exchange-traded options are third party contracts with standardized strike prices and expiration dates and are purchased from a clearing corporation. Exchange-traded options have a continuous liquid market while over-the-counter options may not. The Portfolio will not buy call options or write put options, other than to close out open option positions, without further notification to shareholders.

         When the Portfolio writes a call option, it risks not participating in any rise in the value of the underlying security. In addition, when the Portfolio purchases puts on financial futures contracts to protect against declines in prices of portfolio securities, there is a risk that the prices of the securities subject to the futures contracts may not correlate perfectly with the prices of the securities in its portfolio. This may cause the futures contract and its corresponding put to react differently than the portfolio securities to market changes. In addition, the Adviser could be incorrect in its expectations about the direction or extent of market factors such as interest rate movements. In such an event, the Portfolio may lose the purchase price of the put option. Finally, it is not certain that a secondary market for options will exist at all times. Although the Adviser will consider liquidity before entering into option transactions, there is no assurance that a liquid secondary market on an exchange will exist for any particular option or at any particular time. The Portfolio's ability to establish and close out option positions depends on this secondary market.

         FUTURES AND OPTIONS ON FUTURES. The Portfolio may purchase and sell futures contracts to hedge against the effects of changes in the value of portfolio securities due to anticipated changes in interest rates and market conditions. Futures contracts call for the delivery of particular debt instruments at a certain time in the future. The seller of the contract agrees to make delivery of the type of instrument called for in the contract and the buyer agrees to take delivery of the instrument at the specified future time.

         Stock index futures contracts are based on indices that reflect the market value of common stock of the firms included in the indices. An index futures contract is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the differences between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written.

         The Portfolio may also write options and purchase put options on futures contracts as a hedge to attempt to protect its portfolio securities against decreases in value. When the Portfolio writes a call option on a futures contract, it is undertaking the obligation of selling a futures contract at a fixed price at any time during a specified period if the option is exercised. Conversely, as purchaser of a put option on a futures contract, the Portfolio is entitled (but not obligated) to sell a futures contract at the fixed price during the life of the option.

         The Portfolio may also write put options and purchase call options on futures contracts as a hedge against rising purchase prices of portfolio securities. The Portfolio will use these transactions to attempt to protect its ability to purchase portfolio securities in the future at price levels existing at the time it enters into the transactions. When the Portfolio writes a put option on a futures contract, it is undertaking to buy a particular futures contract at a fixed price at any time during a specified period if the option is exercised. As a purchaser of a call option on a futures contract, the Portfolio is entitled (but not obligated) to purchase a futures contract at a fixed price at any time during the life of the option.

         The Portfolio may not purchase or sell futures contracts or related options if immediately thereafter the sum of the amount of margin deposits on the Portfolio's existing futures positions and premiums paid for related options would exceed 5% of the market value of its total assets. When the Portfolio purchases futures contracts, an amount of cash and liquid securities, equal to the underlying commodity value of the futures contracts (less any related margin deposits), will be deposited in a segregated account with the custodian (or the broker, if legally permitted) to collateralize the position and thereby insure that the use of such futures contracts are unleveraged. When the Portfolio sells futures contracts, it will either own or have the right to receive the underlying future or security, or will make deposits to collateralize the position as discussed above.

         When the Portfolio uses futures and options on futures as hedging devices, there is a risk that the prices of the securities subject to the futures contracts may not correlate perfectly with the prices of the securities in its portfolio. This may cause the futures contract and any related options to react differently than the portfolio securities to market changes. In addition, the Adviser could be incorrect in its expectations about the direction or extent of market factors such as stock price movements. In these events, the Portfolio may lose money on the futures contract or option.

         It is not certain that a secondary market for positions in futures contracts or for options will exist at all times. Although the Adviser will consider liquidity before entering into these transactions, there is no assurance that a liquid secondary market on an exchange or otherwise will exist for any particular futures contract or option at any particular time. The Portfolio's ability to establish and close out futures and options positions depends on this secondary market.

         SECURITIES OF OTHER INVESTMENT COMPANIES. The Portfolio may invest in securities issued by other investment companies within the limits prescribed by the 1940 Act, which include, subject to certain exceptions, a prohibition on the Portfolio investing more than 10% of the value of its total assets in such securities. Investment companies in which the Portfolio may invest may impose distribution fees as well as other types of commissions or charges. Such charges will be payable by the Portfolio and, therefore, will be borne indirectly by its shareholders. The Portfolio will invest in securities issued by other investment companies primarily for the purpose of investing short-term cash which has not yet been invested in other portfolio securities. See the Statement of Additional Information under "Investment Objective and Policies -- Securities of Other Investment Companies."

         WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS. The Portfolio may purchase securities on a when-issued or delayed delivery basis. These transactions are arrangements in which the Portfolio purchases securities with payment and delivery scheduled for a future time. The seller's failure to complete these transactions may cause the Portfolio to miss a price or yield considered to be advantageous. Settlement dates may be a month or more after entering into these transactions, and the market value of the securities purchased may vary from the purchase prices.

         The Portfolio may dispose of a commitment prior to settlement if the Adviser deems it appropriate to do so. In addition, the Portfolio may enter into transactions to sell its purchase commitments to third parties at current market values and simultaneously acquire other commitments to purchase similar securities at later dates. The Portfolio may realize short-term profits or losses upon the sale of such commitments.

         RESTRICTED AND ILLIQUID SECURITIES. The Portfolio may invest in restricted securities. Restricted securities are any securities in which the Portfolio may invest pursuant to its investment objective and policies but which are subject to restriction on resale under federal securities law. The Portfolio will limit investments in illiquid securities (including certain restricted securities not determined by the Fund's Board of Directors to be liquid, non-negotiable time deposits, over-the-counter options, and repurchase agreements providing for settlement in more than seven days after notice) to no more than 15% of its net assets.

         The Portfolio may invest in commercial paper issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended. Section 4(2) commercial paper is restricted as to disposition under federal securities law, and is generally sold to institutional investors, such as the Portfolio, who agree that they are purchasing the paper for investment purposes and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) commercial paper is normally resold to other institutional investors through or with the assistance of the issuer or investment dealers who make a market in Section 4(2) commercial paper, thus providing liquidity. The Portfolio believes that Section 4(2) commercial paper and certain other restricted securities, which meet the criteria for liquidity established by the Fund's Board of Directors, are quite liquid. Therefore, the Portfolio intends to treat these securities as liquid and not subject to the investment limitation applicable to illiquid securities. In addition, because these securities are liquid, the Portfolio will not subject such securities to the limitation otherwise applicable to restricted securities.

         PORTFOLIO TRANSACTIONS. All orders for transactions in securities or options on behalf of the Portfolio are placed by the Adviser with broker-dealers that it selects. To the extent permitted by the 1940 Act and guidelines adopted by the Fund's Board of Directors, the Portfolio may utilize the Distributor or one or more of its affiliates as a broker in connection with the purchase or sale of securities when the Adviser believes the charge for the transaction does not exceed the usual and customary broker's commission.


                             INVESTMENT LIMITATIONS

         The investment limitations set forth below are fundamental policies and may be changed only by a vote of a majority of the outstanding Shares of the Portfolio. Other investment limitations that also cannot be changed without a vote of shareholders are contained in the Statement of Additional Information under "Investment Objective and Policies."

         1. With respect to 75% of the value of its total assets, the Portfolio will not purchase securities issued by any one issuer (other than cash, cash items or securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements collateralized by such securities), if as a result more than 5% of the value of its total assets would be invested in the securities of that issuer. The Portfolio will not acquire more than 10% of the outstanding voting securities of any one issuer.

         2. The Portfolio will not invest 25% or more of the value of its total assets in any one industry, provided, however, that the Portfolio may invest more than 25% of the value of its total assets in cash or certain money market instruments (including instruments issued by a U.S. branch of a domestic bank or savings and loan association having capital, surplus and undivided profits in excess of $100,000,000 at the time of investment), securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements collateralized by such securities.

         3. The Portfolio will not issue senior securities, except that the Portfolio may borrow money directly or indirectly through reverse repurchase agreements in amounts up to one-third the value of its total assets, including the amount borrowed, and except to the extent that the Portfolio may enter into futures contracts. The Portfolio will not borrow money or engage in reverse repurchase agreements for investment leverage, but rather as a temporary, extraordinary, or emergency measure to facilitate management of its portfolio by enabling the Portfolio to, for example, meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous. The Portfolio will not purchase any securities while any borrowings in excess of 5% of its total assets are outstanding.

         4. The Portfolio will not lend any of its assets except portfolio securities in an amount up to one-third the value of its total assets. The Portfolio shall not be prevented from purchasing or holding U.S. Government obligations, money market instruments, variable rate demand notes, bonds, debentures, notes, certificates of indebtedness or other debt securities, entering into repurchase agreements or engaging in other transactions where permitted by the Portfolio's investment objective, policies and limitations.

         Except with respect to the Portfolio's policy regarding the borrowing of money, if a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting solely from a change in the value of the Portfolio's securities will not constitute a violation of such limitation.

                                PRICING OF SHARES

         The Portfolio's net asset value per Share is determined by the Administrator as of the close of regular trading hours on the New York Stock Exchange (the "Exchange") (currently 4:00 p.m. Eastern time) on each weekday, with the exception of those holidays on which the Exchange or the Federal Reserve Bank of St. Louis are closed (a "Business Day"). Currently, one or both of these institutions are closed on the customary national business holidays of New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day (observed), Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day and Christmas Day (observed).

         Securities which are traded on a recognized stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on the national securities market. Securities traded on only over-the-counter markets are valued on the basis of market values when available. Securities for which there are no transactions are valued at the average of the current bid and asked prices. Other securities, including restricted and other securities for which market quotations are not readily available, and other assets are valued at fair value by the Adviser under the supervision of the Board of Directors. Investments in debt securities with remaining maturities of 60 days or less may be valued based upon the amortized cost method. For further information about valuation of investments, see "Net Asset Value" in the Statement of Additional Information.

         The public offering price for each class of Shares is based upon net asset value per Share plus, in the case of Investor A Shares, a front-end sales charge. A class will calculate its net asset value per Share by adding the value of the Portfolio's investments, cash and other assets attributable to the class, subtracting the Portfolio's liabilities attributable to that class, and then dividing the result by the total number of Shares in the class that are outstanding. Because the operating expenses of Investor B Shares are higher than those associated with the other classes of Shares, the net asset value per Share of Investor B Shares of the Portfolio will generally be lower than the net asset value per Share of Trust, Institutional or Investor A Shares of the Portfolio.


                        HOW TO PURCHASE AND REDEEM SHARES

PURCHASE OF SHARES

         Trust Shares are sold to financial institutions, such as banks, trust companies, thrift institutions, mutual funds or other financial institutions (collectively "financial institutions"), acting on their own behalf or on behalf of their qualified fiduciary accounts, employee benefit, retirement plan or other such qualified accounts. Trust Shares are sold to qualified purchasers without a sales charge imposed by the Fund or the Distributor. Generally, investors purchase Trust Shares through a financial institution, which is responsible for transmitting purchase orders directly to the Fund.

         Purchases may be effected on Business Days when the Adviser, Distributor and Mercantile (the Custodian) are open for business. The Fund reserves the right to reject any purchase order, including purchases made with foreign and third party drafts or checks.

         Financial institutions placing orders directly or on behalf of their customers should contact the Fund at 1-800-452-4015. Investors may also call the Fund for information on how to purchase Shares.

         All shareholders of record will receive confirmations of Share purchases, exchanges and redemptions in the mail. If Shares are held in the name of banks or other financial institutions, such institution is responsible for transmitting purchase, exchange and redemption orders to the Fund on a timely basis, recording all purchase, exchange and redemption transactions, and providing regular account statements which confirm such transactions to beneficial owners. Payment for orders which are not received or accepted will be returned after prompt inquiry to the transmitting financial institution.

         If purchase orders are received in good form and accepted by the Fund prior to 4:00 p.m. (Eastern time) on any Business Day, Trust Shares will be priced according to the net asset value per Share next determined on that day after receipt of the order. Immediately available funds must be received by the Custodian prior to 4:00 p.m. on the next Business Day following receipt of such order. If funds are not received by such date, the order will be cancelled, and notice thereof will be given to the financial institution placing the order.

EXCHANGE PRIVILEGE

         The exchange privilege enables shareholders to exchange Trust Shares of the Portfolio for Trust Shares of another portfolio offered by the Fund. Exchanges for Trust Shares in another portfolio are effected at net asset value without payment of any exchange or sales charges. In addition, Trust Shares of the Portfolio may be exchanged for Investor A Shares of the Portfolio in connection with the distribution of assets held in a qualified trust, agency or custodian account with the trust department of Mercantile or any of its affiliated or correspondent banks. Such exchanges will also be effected at net asset value without payment of any exchange or sales charges. The exchange privilege may be exercised only in those states where the class of Shares of such other portfolio may be legally sold.

         The Fund reserves the right to reject any exchange request. The exchange privilege may be modified or terminated at any time upon 60 days' written notice to shareholders. An investor may telephone an exchange request by calling his or her financial institution, which is responsible for transmitting such exchange request to the Fund. See "Other Exchange or Redemption Information" below. An investor should consult the financial institution or the Fund for further information regarding procedures for exchanging Shares.

         In addition to the Growth Equity Portfolio described in this Prospectus, the Fund currently offers Trust Shares in the following portfolios:

         -  The ARCH Treasury Money Market Portfolio
         -  The ARCH Money Market Portfolio
         -  The ARCH Tax-Exempt Money Market Portfolio
         -  The ARCH U.S. Government Securities Portfolio
         -  The ARCH Intermediate Corporate Bond Portfolio
         -  The ARCH Bond Index Portfolio
         -  The ARCH Government & Corporate Bond Portfolio
         -  The ARCH Short-Intermediate Municipal Portfolio
         -  The ARCH Missouri Tax-Exempt Bond Portfolio
         -  The ARCH National Municipal Bond Portfolio
         -  The ARCH Equity Income Portfolio
         -  The ARCH Equity Index Portfolio
         -  The ARCH Growth & Income Equity Portfolio
         -  The ARCH Small Cap Equity Portfolio
         -  The ARCH Small Cap Equity Index Portfolio
         -  The ARCH International Equity Portfolio
         -  The ARCH Balanced Portfolio

         For information concerning these portfolios, please call
1-800-452-4015. Shareholders exercising the exchange privilege with any of the other portfolios offered by the Fund should request and review the portfolio's prospectus carefully prior to making an exchange.

REDEMPTION OF SHARES

         Redemption orders should be placed with or through the same financial institution that placed the original purchase order. Redemption orders are effected at the Portfolio's net asset value per Share next determined after receipt of the order by the Fund. The financial institution is responsible for transmitting redemption orders to the Fund on a timely basis. Proceeds from redemptions of Trust Shares of the Portfolio with respect to redemption orders received and accepted by the Fund before 4:00 p.m. (Eastern time) on a Business Day normally are sent electronically to the financial institution that placed the redemption order the next Business Day after the Distributor's receipt of the order in good form. No charge for sending redemption payments electronically is currently imposed by the Fund, although a charge may be imposed in the future. The Fund reserves the right to send redemption proceeds electronically within seven days after receiving a redemption order if, in the judgment of the Adviser, an earlier payment could adversely affect the Portfolio.

         The Transfer Agent may require a signature guarantee by an eligible guarantor institution. For purposes of this policy, the term "eligible guarantor institution" shall include banks, brokers, dealers, credit unions, securities exchanges and associations, clearing agencies and savings associations as those terms are defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. The Transfer Agent reserves the right to reject any signature guarantee if (1) it has reason to believe that the signature is not genuine, (2) it has reason to believe that the transaction would otherwise be improper, or (3) the guarantor institution is a broker or dealer that is neither a member of a clearing corporation nor maintains net capital of at least $100,000. The signature guarantee requirement will be waived if all of the following conditions apply: (1) the redemption check is payable to the shareholder(s) of record and (2) the redemption check is mailed to the shareholder(s) at the address of record or the proceeds are either mailed or sent electronically to a commercial bank account previously designated on the account application. An investor with questions or needing assistance should contact the financial institution servicing his or her account or the Distributor. Additional documentation may be required if the redemption is requested by a corporation, partnership, trust, fiduciary, executor, or administrator. If, due to temporary adverse conditions, investors are unable to effect telephone transactions, investors are encouraged to follow the procedures described in "Other Exchange or Redemption Information" below.

         Neither the Fund nor its service contractors will be liable for any loss, damage, expense or cost arising out of any telephone redemption effected in accordance with the Fund's telephone redemption procedures, upon instructions reasonably believed to be genuine. The Fund will employ procedures designed to provide reasonable assurance that instructions by telephone are genuine; if these procedures are not followed, the Fund or its service contractors may be liable for any losses due to unauthorized or fraudulent instructions. If, due to temporary adverse conditions, investors are unable to effect telephone transactions, Investors are encouraged to follow the procedures described in "Other Exchange or Redemption Information" below.

OTHER EXCHANGE OR REDEMPTION INFORMATION

         During periods of substantial economic or market change or activity, telephone redemptions or exchanges may be difficult to complete. In such event, Shares may be redeemed or exchanged by mailing the request directly to the financial institution through which the original Shares were purchased or directly to the Fund at P.O. Box 78069, St. Louis, Missouri 63178.

         At various times, the Fund may be requested to redeem Shares for which it has not yet received good payment. In such circumstances, the Fund may delay the forwarding of proceeds until payment has been collected for the purchase of such Shares which may take up to 15 days or more. To avoid delay in payment upon redemption shortly after purchasing Shares, investors should purchase Shares by certified or bank check or by electronic transfer. The Fund intends to pay cash for all Shares redeemed, but under abnormal conditions which make payment in cash unwise, the Fund may make payment wholly or partly in portfolio securities at their then market value equal to the redemption price. In such cases, an investor may incur brokerage costs in converting such securities to cash.

         A shareholder may be required to redeem Shares in the Portfolio upon 60 days' written notice if the balance in the shareholder's account drops below $500. The Fund will not require a shareholder to redeem Portfolio Shares if the value of the shareholder's account drops below $500 due to fluctuations in net asset value. Share balances may also be redeemed pursuant to arrangements between financial institutions and their investors.


                            YIELDS AND TOTAL RETURNS

         Yield and total return quotations are computed separately for Trust Shares, Institutional Shares, Investor A Shares and Investor B Shares of the Portfolio. YIELD AND TOTAL RETURN FIGURES WILL FLUCTUATE, ARE BASED ON HISTORICAL EARNINGS, AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The methods used to compute the Portfolio's yields and total returns are described below and in the Statement of Additional Information.

         From time to time, performance information such as total return and yield data for the Portfolio's Trust Shares may be quoted in advertisements or in communications to shareholders. The yield is computed based on the net income of such Shares during a 30-day (or one month) period identified in connection with the particular yield quotation. More specifically, the yield is computed by dividing the Portfolio's net income per

Share during a 30-day (or one month) period by the net asset value per Share on the last day of the period and annualizing the result.

         The Portfolio's total returns may be calculated on an average annual total return basis, and may also be calculated on an aggregate total return basis, for various periods. Average annual total returns with respect to Trust Shares reflect the average annual percentage change in value of an investment in such Shares over the particular measuring period. Aggregate total returns reflect the cumulative percentage change in value over the measuring period. Both methods of calculating total returns assume that dividends and capital gain distributions made by the Portfolio during the period are reinvested in the Portfolio's Trust Shares. When considering average annual total return figures for periods longer than one year, it is important to note that the Portfolio's annual total return for any one year in the period might have been more or less than the average for the entire period.

         Performance data of the Portfolio's Trust Shares may be compared to the performance of other mutual funds with comparable investment objectives and policies through various mutual fund or market indices and data such as that provided by S&P, Lehman Brothers, Inc. or any of its affiliates, Ibbotson Associates, Inc., Lipper Analytical Services, Inc. and Mutual Fund Forecaster. References may also be made to indices or data published in Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, Business Week, American Banker, Institutional Investor, Pensions and Investments, U.S.A. Today, Fortune, CDA/Weisenberger, Morningstar, Inc. and publications of a local or regional nature. In addition to performance information, general information about the Portfolio that appears in a publication such as those mentioned above may be included in advertisements and in reports to shareholders.

         Performance quotations of a class of Shares in the Portfolio represent the Portfolio's past performance and should not be considered as representative of future results. Any account fees charged by a bank or other financial institution (as described in "Management of The Fund -- Service Organizations" below) or other institutions will not be included in the calculations of the Portfolio's yields and total returns. Such fees, if any, will reduce the investor's net return on an investment in the Portfolio. Investors may call 1-800-452-4015 to obtain current yield and total return information.

                           DIVIDENDS AND DISTRIBUTIONS

         Dividends from net investment income of the Portfolio are declared and paid monthly as a dividend to shareholders of record. Dividends on each Share of the Portfolio are determined in the same manner and are paid in the same amount, irrespective of class, except that the Portfolio's Trust Shares and Institutional Shares bear all expenses of the respective Administrative Services Plans adopted for such Shares and the Portfolio's Investor A Shares and Investor B Shares bear all expenses of the respective Distribution and Services Plans adopted for such Shares. In addition, the Portfolio's Institutional Shares bear the expense of certain sub-transfer agency fees. See "Management of the Fund" and "Other Information Concerning the Fund and Its Shares" below.

         Net realized capital gains of the Portfolio, if any, are distributed at least annually. All dividends and distributions paid on the Portfolio's Shares are automatically reinvested in additional Shares of the same class unless the investor has (i) otherwise indicated on the account application, or (ii) redeemed all the Shares held in the Portfolio, in which case a distribution will be paid in cash. Reinvested dividends and distributions will be taxed in the same manner as those paid in cash.


                                      TAXES

FEDERAL TAXES

         Management of the Fund believes that the Predecessor Portfolio qualified as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code") for the taxable year ended September 30, 1996. It is intended that the Portfolio will qualify as a regulated investment company as long as such qualification is in the best interests of shareholders. A regulated investment company generally is exempt from federal income tax on amounts distributed to shareholders.

         Qualification as a regulated investment company under the Code for a taxable year requires, among other things, that the Portfolio distribute to its shareholders an amount equal to at least the sum of 90% of its investment company taxable income and 90% of its exempt-interest income (if any) net of certain deductions for such year. In general, the Portfolio's investment company taxable income will be its taxable income, including dividends, interest and short-term capital gains (the excess of net short-term capital gain over net long-term capital loss), subject to certain adjustments and excluding the excess of any net long-term capital gain for the taxable year over the net short-term capital loss, if any, for such year. It is the policy of the Portfolio to distribute as dividends substantially all of its investment company taxable income and any net tax-exempt interest income each year. Such dividends will be taxable as ordinary income to the Portfolio's shareholders who are not currently exempt from federal income taxes, whether such income is received in cash or reinvested in additional Shares. (Federal income taxes for distributions to an IRA are deferred under the Code.) Such dividends will qualify for the dividends received deduction for corporations to the extent of the total qualifying dividends received by the Portfolio from domestic corporations for the taxable year.

         Substantially all of the Portfolio's net realized long-term capital gains, if any, will be distributed at least annually to its shareholders. The Portfolio will generally have no tax liability with respect to such gains and the distributions will be taxable to shareholders who are not currently exempt from federal income taxes as long-term capital gains, regardless of how long the shareholders have held the Shares and whether such dividends are received in cash or reinvested in additional Shares.

         An investor considering purchasing Shares of the Portfolio on or just before the record date of any dividend or capital gains distribution should be aware that the amount of the forthcoming distribution, although in effect a return of capital, will be taxable.

         Dividends declared by the Portfolio in October, November, or December of any year payable to shareholders of record on a specified date in such months will be deemed to have been received by the shareholders and paid by the Portfolio on December 31 of such year in the event such dividends are actually paid during January of the following year.

         The Portfolio may be required in certain cases to withhold and remit to the U.S. Treasury 31% of taxable dividends or gross sale proceeds paid to shareholders who have failed to provide a correct tax identification number in the manner required, who are subject to withholding by the Internal Revenue Service for failure to properly include on their return payments of taxable interest or dividends, or who have failed to certify to the Portfolio that they are not subject to backup withholding when required to do so or that they are "exempt recipients."

         A taxable gain or loss may be realized by an investor upon redemption, transfer or exchange of Shares, depending upon the cost of such Shares when purchased and their price at the time of redemption, transfer or exchange. If an investor holds Shares for six months or less and during that time receives an exempt- interest dividend on those Shares, any loss realized on the sale or exchange of those Shares will be disallowed to the extent of the exempt-interest dividend.

STATE AND LOCAL TAXES

         The application of state and local taxes may have different consequences from those of the federal income tax law described above. In particular, shareholders should note that dividends paid by the Portfolio may be taxable to investors under state or local law as dividend income even though all or a portion of such dividends may be derived from interest on obligations that, if realized directly, would be exempt from such income taxes.

MISCELLANEOUS

         The foregoing summarizes some of the important federal and state tax considerations generally affecting the Portfolio and its shareholders and is not intended as a substitute for careful tax planning. Accordingly, potential investors in the Portfolio should consult their tax advisers with specific reference to their own tax situation. Shareholders will be advised at least annually as to the federal income tax consequences of distributions made each year.


                             MANAGEMENT OF THE FUND

         The Fund is managed under the direction of its Board of Directors. The Statement of Additional Information contains the names of and general background information concerning each director.

INVESTMENT ADVISER

         Mississippi Valley Advisors Inc. ("MVA") serves as the investment adviser to the Portfolio. MVA's principal office is located at One Mercantile Center, Seventh & Washington Streets, St. Louis, Missouri 63101. MVA is a wholly-owned subsidiary of Mercantile. As of December 31, 1996, MVA had approximately $7.9 billion in assets under investment management, including the Fund's assets, which were approximately $2.5 billion. MVA also serves as investment adviser to each of the Fund's other portfolios.

         Subject to the general supervision of the Fund's Board of Directors and in accordance with the Fund's investment policies, MVA manages the Portfolio, makes investment decisions with respect to and places orders for all purchases and sales of the Portfolio's securities and other investments, and directs the maintenance of the Portfolio's records relating to such purchases and sales.

         For the services provided and expenses assumed pursuant to the investment advisory agreement, MVA is entitled to receive fees, computed daily and payable monthly, at the annual rate of .75% of the Portfolio's average daily net assets.

         MVA may from time to time voluntarily reduce all or a portion of its advisory fee to increase the net income of the Portfolio available for distributions as dividends. The voluntary fee reduction will cause the return of the Portfolio to be higher than it would otherwise be in the absence of such reduction.

         The Predecessor Portfolio bore advisory fees during the fiscal year ended September 30, 1996 pursuant to the investment advisory agreement then in effect with Mark Twain Bank, its former adviser, at the effective annual rate of
 .75% of its average daily net assets after fee waivers. Without fee waivers, the Predecessor Portfolio would have borne advisory fees at the annual rate of .75% of its average daily net assets.

         Carl C. Enloe is the person primarily responsible for the day-to-day management of the Portfolio. Mr. Enloe, who joined MVA as a Senior Associate in April 1997, served as head of investments at Mark Twain Bank since 1987. He managed the Predecessor Portfolio since its inception.

ADMINISTRATOR

         BISYS Fund Services Ohio, Inc., located at 3435 Stelzer Road, Columbus, Ohio 43219, acts as the Portfolio's Administrator. The Administrator also serves as the administrator to each of the Fund's other portfolios.

         The Administrator generally assists in all aspects of the Portfolio's administration and operation and also monitors and performs other services pertaining to the Portfolio's arrangements with Service Organizations under the Administrative Services Plan described below. For its services, the Administrator is entitled to receive a fee, computed daily and payable monthly, at the annual rate of .20% of the Portfolio's average daily net assets.

         From time to time, the Administrator may voluntarily waive all or a portion of the fees otherwise payable by the Portfolio in order to increase the net income available for distribution to shareholders.

         The Predecessor Portfolio bore administrative fees during the fiscal year ended September 30, 1996 pursuant to the administrative services agreement then in effect with Federated Administrative Services, its former administrator, at the effective annual rate of .39% of its average daily net assets.

DISTRIBUTOR

         Trust Shares of the Portfolio are sold continuously by the Distributor, BISYS Fund Services ("BISYS"), an affiliate of the Administrator. BISYS is a registered broker-dealer with principal offices at 3435 Stelzer Road, Columbus, Ohio 43219. The Distributor also acts as distributor to each of the Fund's other portfolios.

ADMINISTRATIVE SERVICES PLAN

         The Fund has adopted an Administrative Services Plan with respect to the Trust Shares of the Portfolio. Pursuant to the Administrative Services Plan, Trust Shares are sold to banks and other financial institutions (which may include Mercantile or its affiliated or correspondent banks) acting on behalf of their qualified accounts (such financial institutions collectively, the "Service Organizations") which agree to provide certain shareholder administrative services for their clients or account holders (collectively, the "customers") who are the beneficial owners of such Shares. The holders of Trust Shares bear their pro rata portion of the fees which may be paid to Service Organizations for such services at an annual rate of up to .30% of the average daily net assets of the Portfolio's Trust Shares owned beneficially by a Service Organization's customers.

SERVICE ORGANIZATIONS

         The servicing agreements adopted under the Administrative Services Plan (collectively, the "Servicing Agreements") require the Service Organizations receiving such compensation (which may include Mercantile and its affiliates) to perform certain services, including providing administrative services with respect to the beneficial owners of Trust Shares of the Portfolio, such as establishing and maintaining accounts and records for their customers who invest in such Shares, assisting customers in processing purchase, exchange and redemption requests, and responding to customer inquiries concerning their investments.

         Under the Servicing Agreements and upon notice to the Fund, a Service Organization may subcontract with one or more entities for the performance of certain services provided under its Servicing Agreements with the Fund. Such Service Organization shall be as fully responsible to the Fund for the acts or omissions of any sub-contractor as it would be for its own acts or omissions. The fees payable to any sub-contractor are paid by the Service Organization out of the fees it receives from the Fund.

          The Fund understands that Service Organizations providing such administrative services may also charge fees to their customers beneficially owning such Shares. These fees would be in addition to any amounts which may be received by such a Service Organization under its Servicing Agreement with the Fund. The Fund's Servicing Agreements require a Service Organization to disclose to its customers any compensation payable to the Service Organization by the Portfolio and any other compensation payable by its customers in connection with their investment in such Shares. Customers of such Service Organizations receiving servicing fees should read this Prospectus in light of the terms governing their accounts with their Service Organization.

CUSTODIAN AND TRANSFER AGENT

         Mercantile Bank National Association, an affiliate of the Fund and a wholly-owned subsidiary of Mercantile Bancorporation, Inc., with principal offices located at One Mercantile Center, 8th and Locust Streets, St. Louis, Missouri 63101, serves as Custodian of the Portfolio's assets. BISYS Fund Services Ohio, Inc. also serves as the Portfolio's transfer agent and dividend disbursing agent. Its address is 3435 Stelzer Road, Columbus, Ohio 43219.

REGULATORY MATTERS

         Banking laws and regulations currently prohibit a bank holding company registered under the Federal Bank Holding Company Act of 1956 or any affiliate thereof from sponsoring, organizing, or controlling the Shares of a registered, open-end investment company continuously engaged in the issuance of its Shares, and prohibit banks generally from issuing, underwriting, selling, or distributing securities such as Shares of the Portfolio. Such banking laws and regulations do not prohibit such a holding company or affiliate, or banks, from acting as investment adviser, transfer agent, or custodian to such an investment company, or from purchasing Shares of such a company as agent for and upon the order of customers. Mercantile, MVA, Service Organizations that are banks or bank affiliates, and broker-dealers that are bank affiliates are subject to such laws and regulations, but believe they may perform the services for the Portfolio contemplated by their respective agreements, this Prospectus and the Statement of Additional Information without violating applicable banking laws and regulations. In addition, state securities laws on this issue may differ from the interpretation of federal laws expressed herein and banks and financial institutions may be required to register as dealers pursuant to state law.

         Should future legislative, judicial, or administrative action prohibit or restrict the activities of such companies in connection with the provision of services on behalf of the Portfolio and its shareholders, the Fund might be required to alter materially or discontinue its arrangements with such companies and change its method of operation. It is not expected that investors would suffer any adverse financial consequences as a result of any of these occurrences.

         If current restrictions preventing a bank from legally sponsoring, organizing, controlling, or distributing Shares of an investment company were relaxed, Mercantile, or an affiliate of Mercantile, would consider the possibility of offering to perform additional services for the Portfolio. It is not possible, of course, to predict whether or in what form such legislation might be enacted or the terms upon which Mercantile, or such an affiliate, might offer to provide such services.

         Conflict of interest restrictions may apply to the receipt of compensation paid pursuant to a Servicing Agreement by the Portfolio to a financial intermediary in connection with the investment of fiduciary funds in the Portfolio's Shares. Institutions, including banks regulated by the Comptroller of the Currency and investment advisers and other money managers subject to the jurisdiction of the Securities and Exchange Commission, the Department of Labor or state securities commissions, should consult legal counsel before entering into Servicing Agreements.

EXPENSES

         Except as noted above and in the Statement of Additional Information under "Investment Advisory and Administrative Contracts" and "Custodian and Transfer Agent," the Fund's service contractors bear all of their own expenses in connection with the performance of their services, except that the Distributor is compensated pursuant to the Distribution and Services Plans (as described below under "Other Information Concerning the Fund and its Shares"). The Portfolio's expenses are deducted from the total income of the Portfolio before dividends and distributions are paid. These expenses include, but are not limited to, fees paid to the Adviser and Administrator, transfer agency fees, fees and expenses of officers and directors who are not affiliated with the Adviser or the Distributor, taxes, interest, legal fees, custodian fees, auditing fees, 12b-1 fees, servicing fees, certain fees and expenses in registering and qualifying the Portfolio and its Shares for distribution under federal and state securities laws, costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, the expense of reports to shareholders, shareholders' meetings and proxy solicitations, fidelity bond and directors and officers liability insurance premiums, the expense of using independent pricing services and other expenses which are not expressly assumed by the Adviser, Distributor or Administrator under their respective agreements with the Fund. The Fund also pays for brokerage fees, commissions and other transaction charges, if any, in connection with the purchase and sale of portfolio securities. Any general expenses of the Fund that are not readily identifiable as belonging to a particular portfolio will be allocated among all the Fund's portfolios by or under the direction of the Board of Directors in a manner the Board determines to be fair and equitable. Any expenses relating only to a particular class of Shares within a portfolio will be borne solely by such class. See "Certain Financial Information" and "Management of the Fund" above for additional information regarding expenses of the Portfolio.


                          OTHER INFORMATION CONCERNING
                             THE FUND AND ITS SHARES

DESCRIPTION OF SHARES

         The Fund was organized on September 9, 1982 as a Maryland corporation and is a mutual fund of the type known as an "open-end management investment company." The Fund's principal office is located at 3435 Stelzer Road, Columbus, Ohio 43219.

         The Fund's Charter authorizes the Board of Directors to issue up to seven billion full and fractional shares of common stock, and to classify and reclassify any unauthorized and unissued shares into one or more classes of shares. The Board of Directors may similarly classify or reclassify any class of shares into one or more series.

         Pursuant to such authority, the Board of Directors has authorized the issuance of the following series of shares representing interests in the Portfolio, which is classified as a diversified company under the 1940 Act: 50 million Trust Shares, 25 million Institutional Shares, 25 million Investor A Shares and 25 million Investor B Shares. Institutional, Investor A and Investor B Shares of the Portfolio are described in separate prospectuses which are available from the Distributor at the telephone number on page 1 of this Prospectus. The Board of Directors has also authorized the issuance of additional classes of shares representing interests in other investment portfolios of the Fund, which are likewise described in separate prospectuses available from the Distributor. Shares in the Portfolio will be issued without Share certificates.

         The Trust Shares of the Portfolio are described in this Prospectus. The Portfolio also offers Institutional Shares, Investor A Shares and Investor B Shares. Institutional Shares, which are offered to financial institutions acting on behalf of accounts for which they do not exercise investment discretion, are sold without a sales charge. Investor A Shares and Investor B Shares are sold through selected broker/dealers and other financial intermediaries to individual or institutional customers. Investor A Shares of the Portfolio are sold with a maximum 4.5% front-end sales charge and Investor B Shares of the Portfolio are sold with a maximum 5.0% contingent deferred sales charge. Trust, Institutional, Investor A and Investor B Shares bear their pro rata portion of all operating expenses paid by the Portfolio, except that Trust Shares and Institutional Shares bear all payments under the Portfolio's respective Administrative Services Plans adopted for such Shares and Investor A Shares and Investor B Shares bear all payments under the Portfolio's respective Distribution and Services Plans adopted for such Shares. In addition, Institutional Shares of the Portfolio bear the expense of certain sub-transfer agency fees.

         Payments under the Administrative Services Plan for Institutional Shares are made to Service Organizations for administrative services provided to the Service Organizations' clients or account holders who are the beneficial owners of Institutional Shares. Payments under the Administrative Services Plan may not exceed .30% (on an annual basis) of the average daily net asset value of the Portfolio's outstanding Institutional Shares.

         Payments under the Distribution and Services Plans for Investor A Shares and Investor B Shares are made to (i) the Distributor or another person for providing distribution assistance and assuming certain related expenses, and
(ii) Service Organizations for administrative services provided to the Service Organizations' clients or account holders who are the beneficial owners of Investor A Shares or Investor B Shares. Payments under the Distribution and Services Plan for Investor A Shares may not exceed .30% (on an annual basis) of the average daily net asset value of Investor A Shares of the Portfolio. Payments under the Distribution and Services Plan for Investor B Shares may not exceed 1.00% (on an annual basis) of the average daily net asset value of outstanding Investor B Shares of the Portfolio. Distribution payments made under the Distribution and Services Plans are subject to the requirements of Rule 12b-1 under the 1940 Act.

         The Fund offers various services and privileges in connection with Investor A Shares and Investor B Shares of the Portfolio that are not offered in connection with its Trust Shares or Institutional Shares, including an automatic investment program and an automatic withdrawal plan. In addition, each class of Shares offers different exchange privileges.

         Shareholders are entitled to one vote for each full Share held and proportionate fractional votes for fractional Shares held. Shares of all portfolios of the Fund will vote together and not by class unless otherwise required by law or permitted by the Board of Directors. All shareholders of a particular portfolio will vote together as a single class on matters relating to the portfolio's investment advisory agreement and investment objective and fundamental policies. Only holders of Trust Shares, however, will vote on matters relating to the Administrative Services Plan for Trust Shares and only holders of Institutional Shares will vote on matters pertaining to the Administrative Services Plan for Institutional Shares. Similarly, only holders of Investor A Shares will vote on matters pertaining to the Distribution and Services Plan for Investor A Shares and only holders of Investor B Shares will vote on matters pertaining to the Distribution and Services Plan for Investor B Shares.

         The Fund is not required, and currently does not intend, to hold annual meetings except as required by the 1940 Act or other applicable law. Upon the written request of the holders of 10% or more of the outstanding Shares, the Fund will call a special meeting to vote on the question of removal of a director.

         Shares of the Fund's portfolios have noncumulative voting rights and, accordingly, the holders of more than 50% of the Fund's outstanding Shares (irrespective of portfolio or class) may elect all of the Directors. Shares have no preemptive rights and only such conversion and exchange rights as the Board may grant in its discretion. When issued for payment as described in this Prospectus, Shares will be fully paid and nonassessable.

MISCELLANEOUS

         As used in this Prospectus, a "vote of a majority of the outstanding Shares" of the Portfolio means, with respect to the approval of an investment advisory agreement or a change in an investment objective or fundamental investment policy, the affirmative vote of the lesser of (a) more than 50% of the outstanding Shares of the Portfolio (irrespective of class), or (b) 67% or more of the Shares of the Portfolio (irrespective of class) present at a meeting if more than 50% of the outstanding Shares of the Portfolio are represented at the meeting in person or by proxy.

         As of January 1, 1997, Mercantile and its affiliates possessed, of record on behalf of their underlying customer accounts, voting or investment power with respect to more than 25% of the Fund's outstanding Shares. Therefore, Mercantile may be deemed to be a controlling person of the Fund within the meaning of the 1940 Act.

         Inquiries regarding the Portfolio may be directed to the Fund at 1-800-452-4015.

                         ______________________________


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, OR IN THE

PORTFOLIO'S STATEMENT OF ADDITIONAL INFORMATION INCORPORATED HEREIN BY REFERENCE, IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PORTFOLIO, THE FUND, OR THE DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING BY THE PORTFOLIO, THE FUND OR THE DISTRIBUTOR IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.


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